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EL PASO ELECTRIC COMPANY

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The Electric Company®

El Paso Electric

2016 Proxy Statement

POWER ON.

EL PASO ELECTRIC COMPANY
100 N. Stanton Street
El Paso, Texas 79901
(915) 543-5711
April 15, 2016
Dear Shareholders:
We are pleased to invite you to the Annual Meeting of Shareholders (the “Annual Meeting”) of El Paso Electric Company (the “Company”) to be held at the Stanton Tower Building, located at 100 N. Stanton Street, El Paso, Texas 79901, on May 26, 2016, at 10:00 a.m., Mountain Daylight Time.
As explained in the enclosed Proxy Statement, the purpose of the Annual Meeting is to give shareholders an opportunity (i) to vote on the election of the Company’s Class I Directors; (ii) to consider and act upon the recommendation of the Board of Directors of the Company (the “Board”) to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; (iii) to approve, by a non-binding advisory vote, the Company’s executive compensation, commonly referred to as a “say-on-pay” vote; and (iv) to hold a non-binding advisory vote on the frequency of  “say-on-pay” votes.
Information concerning these matters is set forth in the accompanying Notice of the Meeting and Proxy Statement. The Board recommends that you vote “FOR” proposals one, two and three, and “ONE YEAR” for proposal four, as explained in the enclosed Proxy Statement.
Your vote is important to us. To ensure your representation, even if you cannot attend the Annual Meeting, please mark, sign, date and return the enclosed proxy card promptly.
Thank you for your continued interest in El Paso Electric Company.
Sincerely,
Mary E. Kipp
Chief Executive Officer

EL PASO ELECTRIC COMPANY
100 N. Stanton Street
El Paso, Texas 79901
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Dear Shareholders:
You are cordially invited to attend the 2016 Annual Meeting of Shareholders of El Paso Electric Company. This is your notice for the meeting.
DATE AND TIME
May 26, 2016, at 10:00 a.m., Mountain Daylight Time
PLACE
The Stanton Tower Building, located at 100 N. Stanton Street, El Paso, Texas 79901
ITEMS OF BUSINESS
(1)
To give shareholders an opportunity to vote on the election of El Paso Electric Company’s Class I Directors;

(2)
To consider and act upon the recommendation of the Board to ratify the selection of KPMG LLP as El Paso Electric Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

(3)
To approve, by a non-binding advisory vote, El Paso Electric Company’s executive compensation, commonly referred to as a “say-on-pay” vote;

(4)
To hold a non-binding advisory vote on the frequency of  “say-on-pay” votes; and

(5)
To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board knows of no matter, other than those set forth above (which are discussed at greater length in the accompanying Proxy Statement), that will be presented for consideration at the Annual Meeting.
RECORD DATE
Shareholders of record at the close of business on March 29, 2016 are entitled to vote at the Annual Meeting.
PROXY VOTING
Each outstanding share of El Paso Electric Company common stock entitles the holder to one vote. You may vote either by attending the Annual Meeting or by proxy. For specific voting information, please see the information beginning on page 1 of the Proxy Statement that follows. Even if you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card or submit your proxy using the Internet or telephone procedures described on the proxy card.
On behalf of the Board, thank you for your participation in this important annual process.
By Order of the Board of Directors,
Jessica Goldman
Corporate Secretary
April 15, 2016
YOUR VOTE IS IMPORTANT
PLEASE MARK, SIGN, DATE AND
RETURN YOUR PROXY CARD PROMPTLY OR VOTE BY INTERNET OR TELEPHONE.
THANK YOU.

      El Paso Electric Company 2016 Proxy Statement

El Paso Electric Company 2016 Proxy Statement

EL PASO ELECTRIC COMPANY
100 N. Stanton Street
El Paso, Texas 79901
PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 26, 2016
GENERAL
The accompanying proxy is solicited on behalf of the Board for use at the 2016 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 26, 2016, at 10:00 a.m., Mountain Daylight Time, at El Paso Electric Company’s (the “Company”) principal offices, and at any adjournment thereof. The Company’s principal offices are located at the Stanton Tower Building, 100 N. Stanton Street, El Paso, Texas 79901.
The cost of soliciting proxies will be paid by the Company, including a fee of  $6,500 plus expenses to Georgeson LLC, who will help us solicit proxies. In addition to the use of the mail, proxies may be solicited by telephone, fax, other electronic means or in person by the Board, officers, employees and other agents of the Company. The Company will reimburse brokers, banks and other persons for reasonable expenses in forwarding the Notice of the Meeting to beneficial owners and forwarding printed proxy materials by mail to beneficial owners who specifically request them.
This Proxy Statement and the accompanying form of proxy are first being made available on the Internet to shareholders of the Company on or about April 15, 2016.

SHARES OUTSTANDING, VOTING RIGHTS AND REVOCABILITY OF PROXIES
At the close of business on March 29, 2016, the record date for determination of the shareholders entitled to vote at the Annual Meeting, the Company had outstanding 40,483,000 shares of its common stock, no par value (the “Common Stock”).
Each share of Common Stock outstanding at the record date entitles the holder to one vote on all matters submitted to a vote of the shareholders at the Annual Meeting. The holders of at least a majority of the issued and outstanding shares of Common Stock must be represented in person or by proxy at the Annual Meeting for a quorum to be present and business to be conducted.
Under our majority voting policy, in an uncontested election, if a director nominee does not receive a majority of the votes cast in the election (that is, the director nominee receives a greater number of  “withhold” votes than “for” votes), the director nominee is required to tender his or her resignation for consideration by the Nominating and Corporate Governance Committee and our Board. Assuming a quorum is present, directors are elected by a plurality of the votes cast at the meeting. Please see “Corporate Governance—Majority Voting Policy” below for further details on our majority voting policy.
The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote on the proposal and represented in person or by proxy at the meeting is required to approve the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.
The outcome of the advisory vote on the Company’s executive compensation will not be binding on the Board. Therefore, there is no “required vote” on this resolution. The Board, in the exercise of its fiduciary duties, will consider the outcome of the advisory vote in determining how to proceed following such vote. The affirmative vote of the majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the proposal will be considered as the approval, on an advisory basis, of the compensation of our Named Executive Officers (“NEOs”).
The outcome of the advisory vote on the frequency of the Company’s “say-on-pay” vote will not be binding on the Board. Therefore, there is no “required vote” on this resolution. The Board, in the exercise of its fiduciary duties, will consider the outcome of the advisory vote in determining how to proceed following such vote. The affirmative vote of the majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the proposal will be considered as the approval, on an advisory basis, of the frequency of the “say-on-pay” vote of our NEOs.
A shareholder of record having the right to vote at the Annual Meeting may vote either in person or by proxy. A shareholder of record may vote by proxy over the Internet by following the instructions provided in the Notice of the Meeting, or if the shareholder requests printed copies of the proxy materials by mail, the shareholder may also vote by mail or by telephone.
A shareholder who signs and returns a proxy may revoke that proxy at any time before the Annual Meeting by filing with the Corporate Secretary of the Company an instrument in writing revoking the proxy, delivering a duly executed proxy

      El Paso Electric Company 2016 Proxy Statement

bearing a later date, or attending the Annual Meeting and voting in person. The shares represented by a proxy given and not so revoked will be voted and, where the shareholder specifies a choice with respect to any matter to be acted upon and for which a ballot is provided in the proxy form, the shares will be voted in accordance with the specification so made. If a proxy is properly executed and returned, but no choice is specified, the shares will be voted “FOR” each director nominee, “FOR” each of proposals two and three, and vote “ONE YEAR” for proposal four. With respect to any other matters that will come before the Annual Meeting, such shares will be voted in the discretion of the proxy holder. If no proxy is returned by a shareholder of record, the shares represented by such proxy will not be voted.
The Board is not aware of any matter that will be presented at the Annual Meeting other than as set forth in the accompanying Notice. If, however, any other matters are properly presented at the Annual Meeting, the proxy holder will have discretionary authority to vote the shares represented by properly executed proxies in accordance with the proxy holder’s discretion and judgment as to the best interests of the Company and its shareholders.
Abstentions are included in the determination of the number of shares represented at the Annual Meeting for purposes of determining whether a quorum is present and are counted as a vote “AGAINST” when determining whether a proposal has been approved. Broker non-votes are included in the determination of the number of shares represented at the Annual Meeting for purposes of determining whether a quorum is present and are not counted for purposes of determining whether a proposal has been approved. Broker non-votes occur when a beneficial owner who holds shares of Common Stock through a broker does not provide the broker with voting instructions as to any matter on which the broker is not permitted to exercise its discretion and vote without specific instruction.
The rules of the New York Stock Exchange (the “NYSE”) determine whether proposals presented at shareholder meetings are routine or non-routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote for the proposal without receiving voting instructions from the owner under certain circumstances. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the owner does not provide any voting instructions.
The NYSE rules provide that the election of directors in an uncontested election, the advisory vote on executive compensation, and the advisory vote on the frequency of executive compensation advisory votes are non-routine items. This means that brokers who do not receive voting instructions from their clients as to how to vote their shares for these proposals cannot exercise their discretionary authority to vote your shares for these proposals. Therefore, it is important that you instruct your broker as to how you wish to have your shares voted on these proposals, even if you wish to vote as recommended by the Board. The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 is a routine item under the NYSE rules.

El Paso Electric Company 2016 Proxy Statement

PROPOSAL 1
ELECTION OF CLASS I DIRECTORS
Article III, Section 2, of the Company’s Bylaws (the “Bylaws”) divides the Board into three classes, as equally as numerically possible, each of which is elected for a three-year term. The Board currently has eleven members with three to four members in each class. The Company would like to thank Ms. Patricia Z. Holland-Branch for her valuable service and time on the Board. Ms. Holland-Branch will be retiring from the Board pursuant to the director retirement policy in the Corporate Governance Guidelines.
The shares represented by the accompanying proxy will be voted to elect the four nominees for Class I Directors as recommended by the Board, unless authority to do so is withheld. Each nominee has agreed to the nomination and has agreed to serve if elected. Should any nominee become unavailable for election, the proxies will be voted for the election of such other person as the Board may recommend in place of such nominee.

NOMINEES AND DIRECTORS
OF THE COMPANY
Included below is information about the nominees for election as directors and the existing directors who will continue in office after the Annual Meeting. The Board has concluded that the skills, qualifications and experience of each of the director nominees and continuing directors supports such nominee or director’s continued membership on the Company’s Board.

NOMINEES FOR CLASS I DIRECTORS (NEW TERM TO EXPIRE IN 2019)
John Robert Brown
Owner and President, Brownco Capital, LLC
Director since 2003
Mr. Brown, age 71, has been the Owner and President of Brownco Capital, LLC, a private investment company, since November 2007. From May 1992 to March 2008, Mr. Brown was the President and Chairman of the Board of Desert Eagle Distributing of El Paso, Inc., a distributor of Anheuser-Busch products in West Texas and Eastern New Mexico. He currently serves on the board of directors of WestStar Bank. He previously served on the Texas Tech University Board of Regents from 1995 until 2003 and served as chairman of the Board of Regents from 2001 until 2002. He also served as a commissioner for the Texas Parks and Wildlife Commission from 2003 until 2009. In 2010, Mr. Brown was inducted into the El Paso Business Hall of Fame. Mr. Brown has been a director of the Company since June 2003 and serves on our Audit, Energy Resources and Environmental, and Public Policy and Corporate Reputation Committees.
The Board determined that Mr. Brown should be nominated for election as a director due to his extensive management and business experience. The Board also values his civic leadership and involvement in the El Paso business community.
James W. Cicconi
Senior Executive Vice President for External and Legislative Affairs, AT&T Services, Inc.
Director since 1997
Mr. Cicconi, age 63, has been Senior Executive Vice President of External and Legislative Affairs for AT&T Services, Inc. since November 2005. Prior to that, Mr. Cicconi served as Executive Vice President for Law and Government Affairs and General Counsel of AT&T Corp. He served as a partner of Akin, Gump, Strauss, Hauer & Feld, LLP (“Akin Gump”) from 1991 to 1998. While practicing law at Akin Gump, Mr. Cicconi specialized in administrative and regulatory law, as well as federal legislation, representing a range of corporate clients. He was also involved in a number of significant transactions, including public sales, restructurings and acquisitions. Mr. Cicconi served as Deputy Chief of Staff to President George H. W. Bush and also served as the Senior Issues Advisor to President Bush’s 1988 and 1992 election campaigns. In 2016, he was appointed by the U.S. Secretary of Commerce to the U.S. Department of Commerce’s Digital Economy Board of Advisors. Mr. Cicconi has been a director of the Company since 1997 and serves as Chairman of our Public Policy and Corporate Reputation Committee. He also serves as a member of our Audit and Executive Committees.
The Board determined that Mr. Cicconi should be nominated for election as a director due to his extensive legal knowledge, having served as the general counsel of a major corporation, compliance, regulatory, M&A, communications, public relations, external affairs, technology and technology strategy issues experience as well as his extensive knowledge gained in his years of service as a director of the Company.

      El Paso Electric Company 2016 Proxy Statement

NOMINEES AND DIRECTORS OF THE COMPANY
Mary E. Kipp
Chief Executive Officer since December 2015, El Paso Electric Company
Director since 2015
Ms. Kipp, age 48, was named Chief Executive Officer (“CEO”) for the Company in December 2015. Prior to that, Ms. Kipp served as President for the Company from September 2014. Prior to being named President, Ms. Kipp served as Senior Vice President, General Counsel and Chief Compliance Officer for the Company.
Before rejoining the Company in 2007, Ms. Kipp spent four years as a senior enforcement attorney in the Federal Energy Regulatory Commission’s Office of Enforcement in Washington, D.C., where she investigated and prosecuted violations of federal energy laws. Before entering government service, Ms. Kipp was an attorney at Greenberg Traurig LLP, the Company and El Paso Natural Gas Company. As an ex-officio member, Ms. Kipp has a standing invitation to attend all Board committee meetings, but she does not count for quorum purposes, vote on committee matters, or receive additional compensation.
The Board determined that Ms. Kipp should be nominated for election as a director due to her extensive knowledge of the industry and the Company, its operations, its people and the Texas and New Mexico community, gained in her years of service with the Company in positions of increasing responsibility.
Thomas V. Shockley, III
Retired Chief Executive Officer, El Paso Electric Company
Retired Vice Chairman and Chief Operating Officer, American Electric Power Company, Inc.
Director since 2010
Mr. Shockley, age 71, has been a member of the Board since May 2010. He retired as CEO of the Company in December 2015 after serving since January 2012. Prior to being appointed CEO, Mr. Shockley was Interim CEO from January 2012 until May 2012. He also had a distinguished career in the regulated utility industry. From 2000 to 2004, he served as the Vice Chairman and Chief Operating Officer of American Electric Power Company, Inc. (“AEP”), one of the largest electric utilities in the United States. From 1997 to 2000, Mr. Shockley was President and Chief Operating Officer of Central and South West Corporation, which combined with American Electric Power of Columbus, Ohio in 2000 to form AEP. In his career, Mr. Shockley served in various other executive and management positions in the utility and energy industries. He previously served on the boards of directors of the Foundation Coal Company, Cellnet and on the board of Chase Energy Development. Mr. Shockley serves on our Energy Resources and Environmental, and Public Policy and Corporate Reputation Committees.
The Board determined that Mr. Shockley should be nominated for election as a director due to his extensive knowledge of the industry and the Company, having formerly served as the Chief Executive Officer of the Company and having over 30 years in the electric utility industry.

CLASS II DIRECTORS (TERM EXPIRING IN 2017)
Catherine A. Allen
Founder, Chairman and Chief Executive Officer, The Santa Fe Group
Director since 2009
Ms. Allen, age 69, has, since 1996, been the Founder, Chairman and Chief Executive Officer of The Santa Fe Group, a strategic consulting company providing services to financial institutions and related infrastructure companies in the areas of vendor risk management, cybersecurity and emerging technologies. She was formerly CEO of BITS, a financial services consortium and non-profit industry association from 1997 to 2007. Prior to BITS, she was a senior executive for Dun and Bradstreet, Citicorp, and CBS, focusing on development of technology based products, services and strategies. She sits on a number of non-profit boards including the University of Missouri Research and Development Committee, International Folk Art Alliance, Appleseed New Mexico, which she chairs, Communities in Schools, Lensic Performing Arts Center, Museum of New Mexico Foundation, Women Corporate Directors, and the National Foundation for Credit Counseling. She is co-chair of the University of Missouri Capital Campaign Committee and she received an Honorary Doctorate of Humane Letters from the University of Missouri in 2005. She is the author of four books. She served on the board of Stewart Title Guaranty Company and Houlihan Lokey, and continues to serve on the board of Synovus Financial Corporation and Analytics Pros. Ms. Allen joined our Board in May 2009 and chairs our Security Committee. She also serves as a member of our Energy Resources and Environmental, Public Policy and Corporate Reputation, and Nominating and Corporate Governance Committees.
Edward Escudero
President and Chief Executive Officer, High Desert Capital LLC
Vice Chairman of the Board since 2015
Director since 2012
Mr. Escudero, age 45, is President and Chief Executive Officer of High Desert Capital LLC, a finance company specializing in providing various types of capital alternatives to small-to-mid-size companies, a role he has held since 2008. Previously, Mr. Escudero was Executive Vice President and Chief Financial Officer of C&R Distributing, a major distributor of fuel and lubricants and the owner of various convenience stores in West Texas and Southern New Mexico. He also served as Secretary and Chief Financial Officer of Petro Stopping Centers, LP, where he held vital roles of managing

El Paso Electric Company 2016 Proxy Statement

various departments including accounting, legal, human resources, audit, financial planning and information systems. He serves on a number of community boards, including the Medical Center of the Americas Foundation, El Paso Community Foundation Investment Committee, WestStar Bank, El Paso Hispanic Chamber of Commerce, Texas Guaranteed Student Loan Corporation, and Hospitals of Providence Governing Board. Formerly, Mr. Escudero served as Chairman of the El Paso Water Utility Public Service Board. In February 2015, Mr. Escudero was appointed Vice Chairman of the Board of Directors. Mr. Escudero has been a director of the Company since December 2012 and serves as Chairman of our Audit Committee. He also serves as a member of our Executive, Nominating and Corporate Governance, Public Policy and Corporate Reputation, and Security Committees.
Eric B. Siegel
Retired Limited Partner of Apollo Advisors, LP
Consultant and Special Advisor to the Chairman of the Milwaukee Brewers Baseball Club
Director since 1996
Mr. Siegel, age 58, is a retired Limited Partner of Apollo Advisors, LP (“Apollo”) and has been an independent business consultant since 1995. Since 2004, Mr. Siegel has served as a consultant to and on the advisory board of the Milwaukee Brewers Baseball Club. He previously served as a Principal and was a Limited Partner of Apollo (a predecessor to Apollo Global Management) and Lion Advisors, LP. Prior to joining Apollo, Mr. Siegel was a partner of Irell & Manella LLP, a law firm practicing corporate law. He serves as the lead independent director and member of the nominating and governance committee of Ares Capital Corporation, where he has been a board member and a member of the audit committee since 2004. Mr. Siegel has previously served as a director of a number of public and private companies, including Kerzner International Limited (“Kerzner”) where he was a director and chairman of its audit and compensation committees from April 1994 to 2006. He rejoined the Kerzner Board from 2008 until April 2014. He has been a director of the Company since 1996 and serves as Chairman of our Executive and Nominating and Corporate Governance Committees. He also serves as a member of our Audit, Compensation, and Security Committees.

CLASS III DIRECTORS (TERM EXPIRING IN 2018)
James W. Harris
Managing Partner, OP Food Products, LLC and
Harris Financial Advisors, LLC
Director since 1996
Mr. Harris, age 69, has served as the Managing Partner of OP Food Products, LLC since 2013 and Managing Partner of Harris Financial Advisors, LLC since 2013. From 1993 until 2013, Mr. Harris served as Founder and President of Seneca Financial Group Inc. Previously, Mr. Harris served as Managing Director at Lehman Brothers and Head of the Financial Restructuring Group. Before joining Lehman Brothers, he spent ten years at Citibank, N.A. where he worked in the Institutional Recovery Group and managed lending activities in the international and domestic banking groups. From 2001 to 2003, he was an adjunct professor at Columbia University’s Graduate School of Business in New York. From 2006 to 2012, Mr. Harris was an adjunct professor at the Kenan-Flagler School of Business Administration at the University of North Carolina in Chapel Hill where he taught a course on Managing Business Turnarounds. He previously served as a director of Peregrine Systems Inc. and was a member of its audit committee. Mr. Harris has been a director of the Company since 1996 and serves on our Compensation, Executive, and Nominating and Corporate Governance Committees.
Woodley L. Hunt
Executive Chairman, Hunt Companies, Inc.
Director since 2012
Mr. Hunt, age 70, is Executive Chairman of the Board of Directors of Hunt Companies, Inc. and its affiliated companies (“Hunt Companies”). Founded in 1947, Hunt Companies is a holding company that invests and operates in businesses focused in the real estate and infrastructure markets. The activities of Hunt Companies’ affiliates and investees include investment management, mortgage banking, direct lending, loan servicing, asset management, property management, development, construction, consulting and advisory. In addition to his duties with the Hunt Companies, Mr. Hunt is a member of the board of directors for Complete College America; foundation trustee of the College for all Texans Foundation; member of the board of visitors of the University of Texas MD Anderson Cancer Center-Houston; chairman of the Borderplex Alliance in El Paso; previously served as chairman of the Texas Business Leadership Council, where he now serves on the executive committee; member of the Texas Institute for Education Reform; member of the Texans for Education Reform; member of the Western Governors University Texas Advisory Board; member of the Paso del Norte Foundation; and board member of WestStar Bank. He was previously chairman of the Texas Higher Education Strategic Planning Committee; vice chairman of the University of Texas System Board of Regents; a member of the board of directors of the University of Texas Investment Management Company; founding chairman and board member of the Medical Centers of the Americas Foundation; chairman of the Texas Select Commission on Higher Education and

      El Paso Electric Company 2016 Proxy Statement

NOMINEES AND DIRECTORS OF THE COMPANY
Global Competitiveness; a member of the Commission for College Ready Texas and the Texas Tax Reform Commission; a member of the National Board of the Fund for the Improvement of Postsecondary Education; a member of the Texas Advisory Committee on Higher Education Cost Efficiencies; a member of the Task Force on Higher Education Incentive Funding; a member of the Council for Continuous Improvement and Innovation in Texas Higher Education; and chairman of the Paso del Norte Health Foundation. He was a member of the board of directors and chairman of the finance committee of PNM Resources and has served on numerous other civic, non-profit and professional boards. Mr. Hunt has been a director of the Company since December 2012 and serves on our Compensation and Public Policy and Corporate Reputation Committees.
Stephen N. Wertheimer
Managing Director and Founding Partner, W Capital Partners
Director since 1996
Mr. Wertheimer, age 65, has been a Managing Director and Founding Partner of W Capital Partners since 2001. He has over 30 years of experience in investment banking and principal investments. Prior to founding W Capital Partners, Mr. Wertheimer served as a Managing Director of CRT Capital Group, LLC. He was a Founder and Managing Member of Water Capital Management from 1991 to 1997. From 1988 to 1991, he served as a Managing Director and the Group Head of Investment Banking-Asia of PaineWebber Incorporated. Prior to 1988, Mr. Wertheimer was a Managing Director at First Chicago Corporation, where he specialized in tax-structured domestic and international principal investments and was a Vice President with Bank of America’s tax financing group making equity investments for the parent corporation. Mr. Wertheimer has extensive board experience having served on the boards of over forty companies, both public and private. Mr. Wertheimer is a member of the International Council of Advisors of the National Geographic Society. He is also a member of the board and audit and compensation committees of private companies Ravn Air Group, Inc. and World Kitchen, Inc. Mr. Wertheimer also serves on the board of Moosejaw Inc. and serves as a board advisor at Inspirato, LLC. Mr. Wertheimer has been a director of the Company since 1996 and serves as Chairman of our Energy Resources and Environmental Committee. He also serves as a member of our Audit, Executive, Nominating and Corporate Governance, and Security Committees.
Charles A. Yamarone
Chief Corporate Governance and Compliance Officer, Houlihan Lokey
Chairman of the Board since 2015
Director since 1996
Mr. Yamarone, age 57, has been Chief Corporate Governance and Compliance Officer of Houlihan Lokey since January 1, 2016. From January 2014 through December 2015, he was a Managing Director of Houlihan Lokey where he has been a senior investment banker since November 2009. He currently advises senior management on all aspects of Houlihan Lokey’s corporate governance and compliance matters arising as a result of Houlihan Lokey’s initial public offering and subsequent status as an NYSE-listed public company. Between 1991 and 2009, he was a senior officer of Libra Securities (“Libra”), an institutional broker dealer, and was involved in all areas of Libra’s business including capital markets, corporate finance, sales and trading, research, legal, compliance and operations. Mr. Yamarone is a director of United Continental Holdings, Inc. (United Airlines), and was chairman of the compensation committee since United Airlines and Continental Airlines merged in 2010 until June 2014. He is currently a member of United Continental Holdings, Inc. audit, and compensation committees. He had previously served on the Continental Airlines board of directors since 1995, where he was chairman of the human resources committee and a member of the corporate governance and social responsibility committee. He previously served as a director of four other public companies: Bally’s Grand, Inc., LIVE Entertainment, Merry-Go-Round Enterprises, Inc. and Vagabond Inns, Inc. Mr. Yamarone has been a director of the Company since 1996. In February 2015, Mr. Yamarone was appointed Chairman of the Board of Directors. He is Chairman of our Compensation Committee and he also serves as a member of our Audit, Energy Resources and Environmental, and Executive Committees. He is an ex-officio member of the Nominating and Corporate Governance, Public Policy and Corporate Reputation and Security Committees. As an ex-officio member, Mr. Yamarone has a standing invitation to attend these Board committee meetings, but he does not count for quorum purposes, vote on committee matters, or receive additional compensation.

Qualifications of Directors
The Board, acting through the Nominating and Corporate Governance Committee, is responsible for recommending to the shareholders a group of nominees that, taken together, have the experience, qualifications, attributes and skills to function effectively as a board. Our Corporate Governance Guidelines require the Nominating and Corporate Governance Committee to periodically review the composition of the Board in light of the current challenges and needs of the Company and determine whether to add or remove individuals “after considering issues of judgment, diversity, skills, background and experience.”
In addition to the characteristics common to all of our directors, which include integrity, a strong professional reputation and record of achievement in senior executive capacities, the Nominating and Corporate Governance Committee has included on our Board, persons with diverse backgrounds and skills reflecting the needs of the Company. In presenting this year’s nominees, the Nominating and Corporate Governance Committee also considered the invaluable experience they have gained in dealing with the Company’s unique challenges over many years, their ability to work as a collegial group during intense and stressful periods in the past and their willingness to dedicate the time necessary to perform their roles despite other commitments.

El Paso Electric Company 2016 Proxy Statement

The Nominating and Corporate Governance Committee considers the following additional factors as important qualifications and skills of each member of the Board:
—
Experience in a broad range of occupations and industries, which provides differing viewpoints and expertise relating to execution of the Company’s business plan. These include consumer retail and marketing (Messrs. Brown, Escudero and Wertheimer), telecommunications (Mr. Cicconi), regulated financial (Messrs. Escudero, Harris, Hunt, Siegel, Wertheimer and Yamarone and Mdmes. Allen and Kipp), regulated utility (Ms. Kipp, Messrs. Escudero, Harris and Shockley), non-profit (Ms. Allen and Messrs. Harris and Hunt), technology strategy (Ms. Allen, Messrs. Cicconi and Wertheimer), real estate (Messrs. Harris and Hunt), legal (Messrs. Brown, Cicconi, Siegel, Yamarone and Ms. Kipp) and corporate finance and accounting (Messrs. Brown, Escudero, Harris, Hunt, Siegel, Wertheimer and

Yamarone); environmental/alternative energy/solar (Ms. Kipp, Messers. Shockley and Wertheimer); financial controls and auditing (Messrs. Escudero, Harris and Yamarone); and
—
Geographic presence in and knowledge of the communities and constituencies served by the Company in Texas (Messrs. Brown, Escudero, Hunt, and Shockley and Ms. Kipp) and New Mexico (Ms. Allen); and

—
Experience in areas applicable to service on the Board’s Committees, including governmental affairs and compliance (Messrs. Brown, Cicconi, and Hunt and Mdmes. Allen and Kipp), utility operations (Messrs. Escudero and Shockley and Ms. Kipp), corporate governance (Mdmes. Allen and Kipp and Messrs. Harris, Shockley, Siegel, Wertheimer and Yamarone) and strategic planning (Ms. Allen and Messrs. Harris, Shockley, Siegel and Wertheimer).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF MESSRS. BROWN, CICCONI, AND SHOCKLEY, AND MS. KIPP AS CLASS I DIRECTORS.

      El Paso Electric Company 2016 Proxy Statement

NOMINEES AND DIRECTORS OF THE COMPANY
BOARD NOMINEES AND CONTINUING DIRECTORS
The following table provides summary information about each director nominee and continuing director.
Name	Age	Director Since	Principal Occupation	Independent	AC	CC	EC	EREC	NCG	PPCR	SC	Qualifications & Skills
NOMINEES FOR CLASS I DIRECTORS (TERM EXPIRING IN 2019)
John Robert Brown	71	2003	Owner and President, Brownco Capital, LLC	✓								• corporate finance and accounting • knowledge of Texas communities • governmental affairs and compliance • consumer retail and marketing • legal
James W. Cicconi	63	1997	Senior Executive Vice President of External and Legislative Affairs, AT&T Services, Inc.	✓								• governmental affairs and compliance • legal • telecommunications • technology strategy
Mary E. Kipp	48	2015	Chief Executive Officer, El Paso Electric Company and Ex-Officio member of the Committees of the Board	• regulated financial • knowledge of Texas communities • governmental affairs and compliance • legal
• regulated utility • utility operations
• environmental/alternative energy/
												solar • corporate governance
Thomas V. Shockley, III	71	2010	Retired Chief Executive Officer, El Paso Electric Company Retired Vice Chairman and Chief Operating Officer, American Electric Power Company, Inc.									• knowledge of Texas communities • regulated utility • utility operations • environmental/alternative energy/ solar • strategic planning • corporate governance
CLASS II DIRECTORS (TERM EXPIRING IN 2017)
Catherine A. Allen	69	2009	Founder, Chairman and CEO, The Santa Fe Group	✓								• regulated financial • governmental affairs and compliance • strategic planning • non-profit • corporate governance • knowledge of New Mexico communities • technology strategy
Edward Escudero	45	2012	President and CEO, High Desert Capital LLC Vice Chairman of the Board, El Paso Electric Company	✓								• corporate finance and accounting • regulated financial • knowledge of Texas communities • consumer retail and marketing • regulated utility • utility operations • financial controls and auditing
Eric B. Siegel	58	1996	Retired Limited Partner, Apollo Advisors, LP and Consultant and Special Advisor to the Chairman of the Milwaukee Brewers Baseball Club	✓								• corporate finance and accounting • regulated financial • legal • corporate governance • strategic planning
CLASS III DIRECTORS (TERM EXPIRING IN 2018)
James W. Harris	69	1996	Managing Partner of OP Food Products, LLC and Managing Partner of Harris Financial Advisors, LLC	✓								• corporate finance and accounting • regulated financial • corporate governance • strategic planning • real estate • financial controls and auditing • energy finance and regulation • non-profit
Woodley L. Hunt	70	2012	Executive Chairman, Hunt Companies, Inc.	✓								• corporate finance and accounting • knowledge of Texas communities • governmental affairs and compliance • non-profit • real estate • regulated financial
Stephen N. Wertheimer	65	1996	Managing Director and Founding Partner, W Capital Partners	✓								• corporate finance and accounting • regulated financial • environmental/ alternative energy/solar • corporate governance • consumer retail and marketing • strategic planning • technology strategy
Charles A. Yamarone	57	1996	Chief Corporate Governance and Compliance Officer, Houlihan Lokey Chairman of the Board, El Paso Electric Company	✓ ✓								• corporate finance and accounting • regulated financial • legal • corporate governance • financial controls and auditing
MEETINGS IN 2015					13	6	1	5	5	7	7
Chairperson	AC	Audit Committee	NCG	Nominating and Corporate Governance Committee
Member	CC	Compensation Committee	PPCR	Public Policy and Corporate Reputation Committee
Financial Expert	EC	Executive Committee	SC	Security Committee
	EREC	Energy Resources and Environmental Committee
El Paso Electric Company 2016 Proxy Statement

CORPORATE GOVERNANCE
Board Structure
Although not required by the Company’s Bylaws, since 1996, the offices of Chairman and Chief Executive Officer (“CEO”) of the Company have been held by different individuals. The Chairman of our Board, Mr. Yamarone, is an independent director. Our CEO, Ms. Kipp, is the only member of management on the Board. We believe that this leadership structure enhances the accountability of the CEO to the Board and strengthens the Board’s independence from management.

Corporate Governance Guidelines and Trading Policy
The Board has adopted the Corporate Governance Guidelines (the “Guidelines”) that, along with the charters of the Board Committees, provide the framework for the governance of the Company. The Board’s Nominating and Corporate Governance Committee is responsible for overseeing and reviewing the Guidelines at least annually and recommending any proposed changes to the Board for approval. The Guidelines are available on the Company’s website at www.epelectric.com. Our website and its contents are not incorporated into or considered a part of this Proxy Statement.
The Board believes that directors should hold meaningful equity ownership positions in the Company. Each non-employee director is expected to be a beneficial owner of shares of the Company’s Common Stock or common stock equivalents with a market value equivalent to at least three years’ annual cash retainer fees by the end of his or her second year of service on the Board. Each non-employee director with two years or more of service on the Board met this stock ownership guideline as of December 31, 2015. The guidelines for our executive officers are described in the Compensation Discussion and Analysis (“CD&A”).
In addition, we prohibit our executive officers and directors from engaging in hedging activities related to shares of Common Stock such as trading options (for example, puts, calls and other derivatives) and also prohibit them from holding shares of Common Stock in margin accounts.

Standards of Board Independence
The Guidelines, among other things, set forth categorical standards to assist the Board in making determinations of director independence in accordance with the rules of the NYSE. The Board makes a determination regarding the independence of each director annually based on all relevant facts and circumstances. Although any director who meets the following criteria and the independence criteria of the NYSE is presumed to be independent (except for purposes of serving as a member of the Audit Committee, which requires that the director meet additional requirements), the Board may make an affirmative determination to the contrary based on its review of other factors. Under the Guidelines, the following persons will not be considered to be independent:
(i)
A director who serves as an executive officer or employee of, or beneficially owns more than a 10% equity interest in, any corporation, partnership or other business entity that during the most recently completed fiscal year made payments to the Company or received payments from the Company for goods and services if such payments were more than the greater of 2% of such other entity’s gross consolidated revenues for such fiscal year or $1 million.

(ii)
A director who serves as an executive officer or employee of, or beneficially owns more than a 10% equity interest in, any bank, corporation, partnership or other business entity to which the Company was indebted at the end of its most recently completed fiscal year in an amount more than the greater of 2% of such other entity’s total consolidated assets at the end of such fiscal year or $1 million.

(iii)
A director who is a member or employee of a law firm that has provided services to the Company during the most recently completed fiscal year if the total billings for such services were more than the greater of 2% of the law firm’s gross revenues for such fiscal year or $1 million.

(iv)
A director who is a partner, executive officer or employee of any investment banking firm that has performed services for the Company (other than as a participating underwriter in a syndicate) during the most recently completed fiscal year if the total compensation received for such services was more than the greater of 2% of the investment banking firm’s consolidated gross revenues for such fiscal year or $1 million.

After a review of all relevant factors and applying these categorical standards and the independence criteria of the NYSE, the Board has determined that:
—
Ms. Allen, and Messrs. Brown, Cicconi, Escudero, Harris, Hunt, Siegel, Wertheimer and Yamarone are independent; and

—
Ms. Kipp, who is serving as the Company’s CEO, is not independent.

—
Mr. Shockley, who is the Company’s former CEO, is not independent.

In determining the independence of Mr. Cicconi, the Board took into account various bilateral payments, which are not material in amount, between the Company and AT&T (for

      El Paso Electric Company 2016 Proxy Statement

CORPORATE GOVERNANCE
which Mr. Cicconi serves as an executive) relating to utility services and property.
In determining the independence of Mr. Hunt, the Board took into account various bilateral payments, which are not material in amount, between the Company and Hunt Companies, Inc. (for which Mr. Hunt serves as an executive) relating to utility services extended to new real estate developments. The Board also took into account a land sale that was approved in advance by the Board that was beneficial to the Company and is not material in amount.
All members of the Audit Committee are required to meet the independence requirements set forth in Rule 10A-3(b)(1)(ii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that each member of the Audit Committee meets such independence requirements.
In addition, all members of the Compensation Committee are required to meet the independence requirements set forth in Rules 303A.02(a)(ii) and 303A.05 of the NYSE Manual and Rule 10C-1(b)(1) under the Exchange Act. The Board has determined that each member of the Compensation Committee meets such independence requirements.
Within the last three years, the Company has not made any charitable contributions to any charitable organization for which a director of the Company serves as an executive officer in excess of the greater of  $1 million or 2% of the charitable organization’s consolidated gross revenues.

Majority Voting Policy
Our Board adopted a Majority Voting Policy (the “Policy”) that is included in our Corporate Governance Guidelines. The Policy requires that director nominees receive a majority of the votes cast (that is, each nominee must receive more “for” votes than “withhold” votes) in an uncontested election. If an incumbent director in an uncontested election does not receive a majority of the votes cast, he or she must tender a resignation promptly following certification of the shareholder vote. Our Nominating and Corporate Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit its recommendation for prompt consideration by the Board. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind the decision within 90 days following certification of the shareholder vote. The Nominating and
Corporate Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or information that it considers appropriate and relevant.
Any director who tenders his or her resignation pursuant to this Policy will not participate in the consideration of such resignation by either the Nominating and Corporate Governance Committee or the Board. If an incumbent director’s resignation is not accepted, he or she will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. Pursuant to the Policy, the Board will only nominate individuals for a position as a director who agree to comply with the Policy.

The Board’s Role in Risk Oversight
The Board is actively involved in the oversight of risks that could impact the Company. It is the responsibility of senior management to identify, assess and manage our exposure to risks inherent in the operation of the Company and the implementation of our strategic plan. The Board, however, plays an important role in overseeing management’s performance of these functions. In connection with its review of the operations of the Company’s business, the Board addresses the primary risks associated with various business decisions and operations. In addition, the Board reviews the risks associated with the Company’s strategic plan periodically throughout the year as part of its consideration of the strategic direction of the Company.
The Company has an enterprise risk management program that was established in 2010. The Company’s Senior Vice President, Corporate Services and Chief Compliance Officer, who reports directly to the Chief Executive Officer and has independent reporting access to the Board of Directors, is responsible for identifying, evaluating and enabling the development, implementation and monitoring of risk mitigation strategies.
Each of the Board’s Committees also oversees the management of Company risks that fall within such Committee’s areas of responsibility:
—
Pursuant to its charter, the Audit Committee oversees the operation of the enterprise risk management program, and the Senior Vice President, Corporate Services and Chief Compliance Officer and his team make periodic reports to the Audit Committee about the identified risks and the management controls and methodologies in place to manage those risks. In connection with its risk management role, the Audit Committee periodically meets privately with representatives from the Company’s internal auditors and its independent registered public accounting firm. The Audit Committee provides reports to the Board that include these activities.

El Paso Electric Company 2016 Proxy Statement

—
As part of its oversight of the Company’s executive compensation program, the Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it approves, on the Company’s risk profile. In addition, the Company reviews all of its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. Based on this review, the Company has concluded that its compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.

—
The Nominating and Corporate Governance Committee assists the Board in overseeing risks associated with board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance.

—
The Energy Resources and Environmental Committee assists the Board in overseeing risks associated with the Company’s electric generating fleet, including plants for which it is an owner and operator and those plants operated by others in which it owns an interest or on which it relies; reviewing and assessing the operations and needs of the Company’s transmission system; issues facing the Company from legislative and regulatory initiatives regarding climate change, emissions, renewables and alternative energy, and environmental issues, including compliance with applicable environmental laws and regulations.
—
The Public Policy and Corporate Reputation Committee assists the Board in overseeing risks relating to the Company’s legislative and regulatory affairs including, but not limited to, those relating to local government and the Company’s state and federal regulators; communication and public relations activities related to the Company’s brand and reputation; matters relating to corporate and social responsibility; and contributions by the employee political action committee as well as corporate activities related to civic and charitable affairs in accordance with applicable regulations.

—
The Security Committee assists the Board in understanding and oversight of the systems policies, controls and procedures that management has put in place to identify, manage and mitigate risks related to cybersecurity and physical security; respond to incidents with respect thereto; and protect critical infrastructure assets. The Committee also assists the Board in assessing the adequacy of resources, funding, and focus within the Company with respect to cybersecurity and physical security.

In performing these functions, each Committee has full access to management, as well as the ability to engage advisors.

Business Conduct Policies
The Board has adopted a Code of Ethics that applies to all directors, officers and employees of the Company, including the Chief Executive Officer, the Senior Vice President and Chief Financial Officer, and the Vice President and Controller. A current copy of the Code of Ethics may be found on the Company’s website at www.epelectric.com. Any amendments to, or waivers from, any provision of the Code of Ethics applicable to the Chief Executive Officer, the Senior Vice President and Chief Financial Officer, the Vice President and Controller or persons performing similar functions will be disclosed by posting such information on the Company’s website at www.epelectric.com within five business days.
Current copies of the charters of the Audit, Compensation, Energy Resources and Environmental, Executive, Nominating and Corporate Governance, Public Policy and Corporate
Reputation, and Security Committees (the “Committee Charters”) may also be found on the Company’s website at www.epelectric.com.
Printed copies of the Guidelines, the Committee Charters and the Code of Ethics are available to any shareholder upon request. Requests for printed copies should be addressed to El Paso Electric Company, 100 N. Stanton Street, El Paso, Texas 79901, Attention: Office of the Secretary.
Shareholders and interested parties may correspond directly with non-management directors by writing to Eric B. Siegel, Chairman, Nominating and Corporate Governance Committee, P.O. Box 982, El Paso, Texas 79960.

      El Paso Electric Company 2016 Proxy Statement

DIRECTORS’ MEETINGS,
COMPENSATION, AND COMMITTEES
Meetings
The Board held ten meetings in 2015 and held executive sessions at each meeting. The Chairman of the Board presides at the executive sessions. All directors attended at least 75% of the total number of meetings of the Board and the Committees on which they served.
The Company does not have a formal policy regarding director attendance at Annual Meetings of Shareholders. All members of the Board except Mr. Harris and Mr. Wertheimer attended the 2015 Annual Meeting of Shareholders.

2015 Director Compensation
During 2015, compensation for non-employee directors consisted of the following:
(1)
Each non-employee director received an annual retainer of  $40,000.

(2)
The Chairman of the Audit Committee received an additional annual fee of  $10,000, and the chairman of each of the other Committees of the Board received an additional annual fee of  $5,000. When a Committee Chairman is appointed mid-year, the fee is pro-rated based on his/her days of service.

(3)
Each non-employee director who is a member of a Committee or who is invited to attend by the Committee Chairman, received a meeting fee of  $1,000 per meeting for each Board and Committee meeting (other than Audit Committee meetings) attended.

(4)
Each Audit Committee member or Board member invited to attend by the Audit Committee Chairman received a meeting fee of  $1,500 per meeting for each Audit Committee meeting attended.

(5)
During 2015, the Chairman of the Board received an additional award of  $100,000 payable in cash or stock and the Vice Chairman of the Board received an additional award of  $50,000 payable in cash or stock.

(6)
Each non-employee director received an award of 3,500 shares of restricted stock. Restricted stock awarded to directors vests one year after the grant.

Directors are also reimbursed for travel expenses incurred in connection with their duties as directors. Non-employee directors are not eligible to participate in the executive incentive program, savings programs or any of the retirement programs for the Company’s employees. Other than as described in this section, there are no separate benefit plans for active directors.
The Company’s Restated Articles of Incorporation and Bylaws, as amended, provide for indemnification of the Company’s directors and executive officers up to the maximum extent provided by the Texas Business Organizations Code (the “TBOC”), and the Company maintains director and officer liability insurance. The Company has indemnification agreements with each of the Company’s directors and executive officers.

El Paso Electric Company 2016 Proxy Statement

The table set forth below provides information regarding compensation paid to the non-employee directors of the Company. Ms. Kipp and Mr. Shockley did not receive separate compensation for their Board service during their respective tenures as the Company’s Chief Executive Officer. After his retirement as the Company’s CEO, Mr. Shockley did receive compensation as a non-employee director, as reflected in the “All Other Compensation” table included in the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement.
	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Name	(a)	(b)(c)	(d)
Allen, Catherine A.	$40,000	$167,366	$4,078	$211,444
Brown, John Robert	82,500	127,365	4,078	213,943
Cicconi, James W.	83,500	127,365	4,078	214,943
Escudero, Edward	44,000	228,343	4,078	276,421
Harris, James W.	62,000	127,365	4,078	193,443
Holland-Branch, Patricia Z.	29,500	167,868	4,078	201,446
Hunt, Woodley L.		190,379	4,078	194,457
Parks, Michael K.	24,500	9,695		34,195
Siegel, Eric B.	99,944	127,365	4,078	231,387
Wertheimer, Stephen N.		213,895	4,078	217,973
Yamarone, Charles A.	183,000	127,365	4,078	314,443
(a)
This column reports the amount of cash compensation earned in 2015 for Board and Committee service, based on the compensation policy described above. Annually, directors can elect to receive retainers and meeting fees in cash, stock or a combination of cash and stock. Messrs. Hunt and Wertheimer elected to receive this compensation in stock in 2015. Mr. Escudero, Ms. Allen and Ms. Holland-Branch elected to receive this compensation in a combination of cash and stock. The remaining directors elected to receive their compensation in cash. Mr. Parks resigned from the Board of Directors effective February 5, 2015.

(b)
This column represents the aggregate grant date fair value of awards granted in 2015 computed in accordance with FASB ASC Topic 718. Fair value for restricted stock is calculated using the closing price of our stock on the grant date. For additional information on valuation assumptions, see Note G-Common Stock of Notes to the Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “2015 Annual Report on Form 10-K”).

(c)
On May 28, 2015, each non-employee director received an award of 3,500 shares of restricted stock which vest one year after the grant. These restricted stock awards had a per share grant date fair value of  $36.39 and received cash dividends of  $3,098. There were no other restricted stock awards held by the non-employee directors at fiscal year-end.

(d)
The Company paid quarterly dividends of  $0.28 per share on its Common Stock on March 31, 2015, and $0.295 per share on its Common Stock each quarter thereafter. Unvested restricted shares qualify as participating securities, and individuals awarded these shares received their respective cash dividends.

Committees
The Board has the following standing Committees: Audit, Compensation, Nominating and Corporate Governance, Energy Resources and Environmental, Executive, Public Policy and Corporate Reputation, and Security.
Audit Committee
The Audit Committee, which held thirteen meetings in 2015, is responsible for appointing the independent auditors of the Company, reviewing all recommendations of the Company’s independent auditors and the Company’s internal auditors, reviewing and approving non-audit services performed by accountants and other consultants retained by the Company, reviewing the Company’s periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”) and otherwise overseeing the Company’s financial reporting. The Audit Committee, in conjunction with senior management, also reviews the Company’s internal controls and disclosure controls and procedures. The roles and responsibilities of the Audit Committee are described in detail in a written charter adopted by the Board as amended and available on the Company’s website at www.epelectric.com.
During 2015, the Audit Committee was composed of Chairman Escudero and directors Brown, Cicconi, Siegel, Wertheimer, and Yamarone. The Board has determined that each member of the Audit Committee meets the experience and independence requirements of the NYSE rules and Rule 10A-3(b)(1)(ii) of the Exchange Act. No member of the Audit Committee serves on the audit committee of more than three public companies. The Board has determined that Messrs. Escudero and Yamarone meet the criteria of Audit Committee financial experts under the SEC’s rules and are independent of management. Certain additional information concerning the composition and role of the Audit Committee is set forth under the caption “Audit Committee Report” below.
Compensation Committee
The Compensation Committee, which held six meetings in 2015, is responsible for evaluating and approving the compensation of executive officers and the Chairman of the Board. It also reviews and approves recommended Company-wide compensation changes for employees, as well as approves the adoption of collective bargaining agreements. The Compensation Committee is also responsible for evaluating, adopting and administering benefit

      El Paso Electric Company 2016 Proxy Statement

DIRECTORS’ MEETINGS, COMPENSATION, AND COMMITTEES
plan programs. The roles and responsibilities of the Compensation Committee are described in detail in a written charter adopted by the Board as amended and available on the Company’s website at www.epelectric.com. Additional information concerning the Compensation Committee’s process and procedures for the consideration and determination of executive compensation (including its engagement of compensation consultant Frederic W. Cook & Company, Inc. (“FW Cook”) appears under the caption “Compensation Discussion and Analysis” below.
During 2015, the Compensation Committee was composed of Chairman Yamarone and directors Harris, Hunt, and Siegel. The Board has determined that each member of this Committee is independent under the rules of the NYSE and Rule 10C-1(b)(1) under the Exchange Act.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee, which held five meetings in 2015, is responsible for identifying qualified individuals to serve as members of the Board, recommending directors for appointment to Committees, evaluating Board performance, and overseeing and setting compensation for the members of the Board. The roles and responsibilities of the Nominating and Corporate Governance Committee are described in detail in a written charter adopted by the Board and available on the Company’s website at www.epelectric.com.
During 2015, the Nominating and Corporate Governance Committee was composed of Chairman Siegel and directors Allen, Escudero, Harris, and Wertheimer. The Board has determined that each member of this Committee is independent under the rules of the NYSE.
Energy Resources and Environmental Committee
The Energy Resources and Environmental Committee held five meetings in 2015. The Energy Resources and Environmental Committee is responsible for reviewing and assessing the operations of the Company’s electric generating fleet, including plants for which it is an owner and operator and those plants operated by others in which it owns an interest or on which it relies; overseeing the affairs and operations of the Company and needs of the Company’s transmission system; determining whether the Company has operated Company facilities in compliance with applicable environmental laws and regulations; and identifying existing and potential environmental issues facing the Company under federal, state and local law. The roles and responsibilities of the Energy Resources and Environmental Committee are described in detail in a written charter adopted by the Board as amended and available on the Company’s website at www.epelectric.com.
During 2015, the Energy Resources and Environmental Committee was composed of Chairman Wertheimer and directors Allen, Brown, Holland-Branch and Yamarone.
Executive Committee
The Executive Committee held one meeting in 2015, consults with senior management on administrative matters and directs the strategic planning effort on behalf of the Board. The Executive Committee may exercise all powers of the Board (except as prohibited by the TBOC) between meetings. In addition, the Executive Committee’s responsibilities include analyzing and making recommendations to the Board regarding the maximization of shareholder value. The roles and responsibilities of the Executive Committee are described in detail in a written charter adopted by the Board and available on the Company’s website at www.epelectric.com.
During 2015, the Executive Committee was composed of Chairman Siegel (appointed in March 2015), Cicconi, Escudero, (appointed in March 2015), Harris, Wertheimer, and Yamarone (appointed in March 2015).
Public Policy and Corporate Reputation Committee
The Public Policy and Corporate Reputation Committee, which held seven meetings in 2015, is responsible for overseeing matters relating to the Company’s legislative and regulatory affairs including, but not limited to those relating to local government and the Company’s state and federal regulators; communication and public relations activities related to the Company’s brand and reputation; matters relating to corporate and social responsibility; and contributions by the employee political action committee as well as corporate activities related to civic and charitable affairs in accordance with applicable regulations. The roles and responsibilities of the Public Policy and Corporate Reputation Committee are described in detail in a written charter adopted by the Board as amended and available on the Company’s website at www.epelectric.com.
During 2015, the Public Policy and Corporate Reputation Committee was composed of Chairman Cicconi and directors Allen, Brown, Escudero, Holland-Branch and Hunt.
Security Committee
The Security Committee, which held seven meetings in 2015, enhances the Board’s understanding and oversight of the systems policies, controls and procedures that management has put in place to identify, manage and mitigate risks related to cybersecurity and physical security; respond to incidents with respect thereto; and protect critical infrastructure assets. The Committee also assists in the Board’s assessment of the adequacy of resources, funding, and focus within the Company with respect to cybersecurity and physical security. The roles and responsibilities of the Security Committee are described in detail in a written charter adopted by the Board and available on the Company’s website at www.epelectric.com.
During 2015, the Security Committee was composed of Chairman Allen and directors Escudero, Holland-Branch, Siegel, and Wertheimer.

El Paso Electric Company 2016 Proxy Statement

Evaluation of Director Nominees
The Nominating and Corporate Governance Committee will consider nominees for the Board submitted in writing by a shareholder. A shareholder wishing to nominate one or more individuals to stand for election as a director at an annual or special meeting of the shareholders must provide written notice thereof not less than 80 days in advance of such meeting; provided, however, that in the event that the date of the meeting was not publicly announced by the Company more than 90 days prior to the meeting, such notice, to be timely, must be delivered not later than the close of business on the tenth day following the day on which the date of the meeting was publicly announced. A shareholder’s notice must set forth (i) the name and address of the shareholder making the nomination; (ii) such information regarding the nominee(s) proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee(s) been nominated by the Board; (iii) a representation of the shareholder as to the number of shares of stock of the Company that are beneficially owned by the shareholder and the shareholder’s intent to appear in person or by proxy at the meeting to propose such nomination; and (iv) the written consent of the nominee(s) to serve as a member of the Board if so elected. Any such shareholder notice should be submitted in writing to: El Paso Electric Company, Attention: Office of the Secretary, 100 N. Stanton Street, El Paso, Texas 79901.
In making its recommendations regarding nominees to serve on the Board, the Nominating and Corporate Governance Committee reviews an individual’s qualifications, and makes a determination as to the independence of the candidate based on the independence criteria described above. If the nominee is being evaluated for re-nomination to the Board, the Nominating and Corporate Governance Committee will assess the prior performance of such director as well. The Nominating and Corporate Governance Committee will also periodically review the composition of the Board in light of its current challenges and needs and determine whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, age, skills, background and experience. Our Board does not have a formal written policy with regard to the consideration of diversity in identifying director nominees, but its practice has been to seek a combination of skills, experience, geographic and local knowledge, backgrounds and outlook that is in the best interest of the Company and its various constituencies. No director may serve on the boards of more than three other public companies while serving on the Company’s Board.

      El Paso Electric Company 2016 Proxy Statement

PROPOSAL 2
INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Board has selected KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. At the Annual Meeting, the Company will ask shareholders to ratify the Board’s selection. KPMG LLP, which served in the same capacity in 2014 and 2015, is expected to be represented at the Annual Meeting. Representatives of KPMG LLP will have an opportunity to make a statement if they desire to do so and will respond to appropriate questions. If the shareholders do not ratify the Board’s proposal, the Board will reconsider its action with respect to the appointment of KPMG LLP. Approval of the resolution, however, will in no way limit the Board’s authority to terminate or otherwise change the engagement of KPMG LLP during the fiscal year ending December 31, 2016. Fees related to the services provided to the Company for the fiscal years ended December 31, 2015 and 2014 by KPMG LLP are set forth below.

Principal Accounting Firm Fees
	Year Ended December 31
	2015	2014
Integrated audit of financial statements and internal control over financial reporting(1)	$1,318,000	$1,229,000
Audit-related fees(2)	244,000	273,000
Tax fees	—	—
All other fees	—	—
Total fees	$1,562,000	$1,502,000
(1)
For 2015 and 2014, amounts include fees for services provided by the principal accounting firm relating to the integrated audit of the Company’s financial statements (including the Sarbanes-Oxley Section 404 certification) and review of the Company’s financial statements included in the Company’s Quarterly Reports on Form 10-Q during the fiscal years ended December 31, 2015 and December 31, 2014, respectively.

(2)
Amounts include fees for audits of state and federal regulatory filings and audits of benefit plans in 2015 and 2014, and professional services provided in connection with rate case filings in 2015.

KPMG LLP determined that these services did not affect its independence under applicable auditing standards. The Audit Committee pre-approved the engagement of KPMG LLP to provide the audit and permissible non-audit services described above in accordance with the requirements of the
Sarbanes-Oxley Act of 2002 and determined that KPMG LLP’s provision of the services described above under “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” is compatible with KPMG LLP’s independence.

Audit Committee Pre-Approval Policies and Procedures
The Audit Committee charter provides that the Audit Committee will pre-approve audit services and non-audit services to be provided by the Company’s independent auditors pursuant to pre-approval policies and procedures established by the Audit Committee. The Audit Committee may consult with management in the decision-making process, but may not delegate this authority to management. The Audit Committee may delegate its authority to pre-approve services to one or more Audit Committee members, provided that such designees present any such pre-approvals to the full Audit Committee at the next Audit Committee meeting. The Audit Committee pre-approved the engagement of KPMG LLP to provide the audit and permissible non-audit services provided in 2015 in accordance with the requirements of the Sarbanes-Oxley Act of 2002 and determined that KPMG LLP’s provision of the services provided in 2015 is compatible with KPMG LLP’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.
El Paso Electric Company 2016 Proxy Statement

AUDIT COMMITTEE REPORT
The Audit Committee assists the Board in reviewing the Company’s financial reporting process. In fulfilling its responsibilities in 2015, the Audit Committee, among other things, (i) reviewed and discussed the interim financial information contained in each quarterly earnings announcement with the Company’s Chief Financial Officer (the “CFO”) and the Company’s independent registered public accounting firm prior to public release; (ii) reviewed and discussed the audited financial information contained in the Annual Report on Form 10-K with the Company’s management, including the CFO, and the Company’s independent registered public accounting firm prior to public release; (iii) obtained from the Company’s independent registered public accounting firm a formal written statement describing all relationships between the Company’s independent registered public accounting firm and the Company that might bear on the auditors’ independence consistent with Independence Standards Board, Standard No. 1, “Independence Discussions with Audit Committees”; (iv) discussed with the Company’s independent registered public accounting firm any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence; (v) discussed with management, the internal auditors and the Company’s independent registered public accounting firm the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing; and (vi) reviewed with both the Company’s independent registered public accounting firm and the Company’s internal auditors their audit plans, audit scope, and identification of audit risks.
In addition, the Audit Committee discussed and reviewed with the Company’s independent registered public accounting firm all communications required by generally accepted accounting standards, including those described in the
Statement on Auditing Standards No. 16, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the Company’s independent registered public accounting firm’s examination of the financial statements. The Audit Committee also reviewed the results of the internal audit examinations.
The Audit Committee reviewed with management and the Company’s independent registered public accounting firm the audited financial statements of the Company as of and for the fiscal year ended December 31, 2015. Management is responsible for the preparation of the Company’s financial statements and the Company’s independent registered public accounting firm is responsible for the examination of those statements.
Based on the above-mentioned review and discussions with management and the Company’s independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the SEC. The Audit Committee also recommended the reappointment of KPMG LLP as the Company’s registered independent public accounting firm for the fiscal year ended December 31, 2016, and the Board concurred in such recommendation.
THE AUDIT COMMITTEE
Edward Escudero, Chairman
John Robert Brown
James W. Cicconi
Eric B. Siegel
Stephen N. Wertheimer
Charles A. Yamarone

      El Paso Electric Company 2016 Proxy Statement

PROPOSAL 3
ADVISORY VOTE TO APPROVE
THE COMPANY’S EXECUTIVE
COMPENSATION
In accordance with Section 14A of the Exchange Act and related rules of the SEC, we are once again providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers or NEOs (as hereinafter defined) as disclosed in this Proxy Statement.
Shareholders are encouraged to read the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement for a more detailed discussion of how our compensation programs further the Company’s objectives.
At this meeting, the shareholders will be asked to vote on the following resolution:
“RESOLVED, that the shareholders approve the compensation paid to the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis, compensation tables and related narratives and other materials in the Company’s Proxy Statement.”
The Board is committed to excellence in governance and recognizes that executive compensation is an important matter for our shareholders. The Board and the Compensation Committee believe that the Company’s executive officer compensation program, as described in the CD&A and other related sections of this Proxy Statement, is reasonable and effective in aligning the interests of the executive officers with the interests of the Company’s shareholders. We believe that our executive compensation program is designed to reward our NEOs for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder value while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. In particular, as described in detail in our CD&A below, our program has the following features:
—
Strong focus on performance-based pay consisting of annual incentives tied to key financial and operating measures and long-term incentives tied to shareholder return;

—
67% of the ongoing long-term incentive program is tied directly to relative shareholder return;

—
Limited perquisites; and

—
No tax gross-ups in our change in control or severance programs.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This vote is advisory, which means that it is not binding on us, our Board or the Compensation Committee of our Board. The Compensation Committee and our Board value the views of our shareholders and will take into account the outcome of the vote when considering future compensation decisions for our NEOs.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ABOVE RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS.
El Paso Electric Company 2016 Proxy Statement

PROPOSAL 4
ADVISORY VOTE ON FREQUENCY
OF EXECUTIVE COMPENSATION
ADVISORY VOTES
This proposal provides shareholders the opportunity to vote, on a non-binding, advisory basis, on the frequency of holding “Say-on-Pay” advisory votes on the Company’s compensation to our NEOs. Shareholders have the option of selecting a frequency of one year, two years, or three years, or abstaining. At the 2011 Annual Meeting, the shareholders indicated a preference for holding “Say-on-Pay” advisory votes on an annual basis as recommended by the Board. Thus, the advisory vote in Proposal 3 reflects the approved annual frequency and the next advisory vote on the frequency of future Say-on-Pay votes will occur no later than at the 2021 Annual Meeting of Shareholders.
The Board has determined that an advisory vote on executive compensation that occurs once every year is the most appropriate alternative for the Company at this time.
This vote is advisory, which means that it is not binding on us, our Board or the Compensation Committee of our Board. Our Board and its Compensation Committee will, however, carefully consider the outcome of the vote when considering the frequency of future advisory votes on the compensation of our Named Executive Officers. Our Board may decide that it is in the best interests of our shareholders to hold an advisory vote on the compensation of our NEOs more or less frequently than the frequency receiving the most votes cast by our shareholders.
The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the recommendation of our Board. The alternative (other than abstention) that receives the most votes will be deemed the advice of our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE OPTION OF “ONE YEAR” AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

      El Paso Electric Company 2016 Proxy Statement

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION
AND ANALYSIS (“CD&A”)
Executive Compensation Philosophy and Overview
Our executive compensation program is designed to:
—
Attract and retain qualified executives by providing comprehensive and market-competitive compensation;

—
Encourage a high level of performance by linking a significant amount of executive pay to the financial results and operating performance of the Company; and

—
Motivate our executive team to achieve the Company’s business strategy and ensure focus on long-term shareholder return.

To meet these goals, our executive compensation program currently consists of base salary, an annual performance bonus payable in cash, and stock-based long-term incentive awards, along with retirement and other benefits. The levels of compensation are determined through a combination of market data, company performance and individual responsibility and performance.

Named Executive Officers (“NEOs”)
The Named Executive Officers (“NEOs”) whose compensation is discussed in this Compensation Discussion and Analysis (“CD&A”) and their respective positions with the Company are:
Mary E. Kipp	Chief Executive Officer
Thomas V. Shockley, III	Chief Executive Officer (retired)
Nathan T. Hirschi	Senior Vice President and Chief Financial Officer
Rocky R. Miracle	Senior Vice President, Corporate Services and Chief Compliance Officer
Steven T. Buraczyk	Senior Vice President, Operations
William A. Stiller	Senior Vice President, Public and Customer Affairs and Chief Human Resources Officer
2015 Executive Compensation Highlights
Highlights regarding our 2015 executive compensation program include the following:
—
In December 2015, Mr. Shockley, our CEO since 2012, retired. Pursuant to an extensive succession planning process, the Board elected Mary E. Kipp as CEO and as a member of the Board. We entered an Employment Agreement with Ms. Kipp comprising a mix of annual base pay, bonus opportunity and long term incentives set at the market median and including a time and performance-based restricted stock grant designed to better ensure her retention and focus on the Company’s strong financial performance.

—
Pursuant to Ms. Kipp’s promotion to CEO, we entered into a new Change of Control Agreement with her providing essentially the same terms and benefits as her previously existing Change of Control Agreement to reflect her new title and compensation. We believe that our CEO’s potential severance benefits are consistent with market practices, in that the Change of Control Agreement provides for 36 months of base salary and bonus at Target level, a prorated annual bonus for the year in which termination occurs, and up to 12 months of reimbursement for health benefits coverage, together with accelerated vesting of equity awards.
—
The Compensation Committee has incorporated double-trigger severance arrangements into the CEO’s Change of Control Agreement requiring both termination of employment and a change in control to receive change of control severance benefits, which is consistent with both market practice and our agreements with the other NEOs.

—
In 2015, our Earnings Per Share and Customer Service and Compliance measures exceeded Target performance, compared to the established goals of our Annual Cash Bonus Plan (“ACBP”), resulting in an above-Target cash bonus payout to our NEOs. This result under the terms of our ACBP is consistent with our philosophy of pay for performance and market-competitive executive compensation.

—
The three-year performance period for our 2013 performance-based equity awards ended in 2015, and because our relative Total Shareholder Return (“TSR”)

El Paso Electric Company 2016 Proxy Statement

failed to meet the Threshold payout level versus our compensation comparator group, we did not pay out any performance shares to our NEOs, further demonstrating alignment of our compensation program with our pay for performance philosophy and shareholder interests.
—
Our performance-based equity awards depend on relative TSR performance over a three-year period, and we do not pay dividends on unearned performance awards.

—
The Compensation Committee engaged in regular executive sessions without management present, and regularly consulted with its external executive compensation consultant.

—
The Compensation Committee reviewed tally sheets for the CEO, other NEOs and other executive officers, together with reviewing and approving the Company’s annual report to shareholders regarding executive compensation.

Executive Compensation Process
Our Compensation Committee reviews and approves compensation for all executive officers. The Compensation Committee reviews the performance of our CEO at least annually. Our CEO reviews other executive officers’ performance and reports his/her evaluations to the Compensation Committee. Our CEO also recommends to and discusses with the Compensation Committee the non-equity compensation elements for the other executive officers, although the Compensation Committee approves the actual compensation awarded.
Since May 2012, the Compensation Committee has engaged Frederic W. Cook & Company, Inc. (“FW Cook”) as its independent outside executive compensation consulting firm. FW Cook’s services to the Compensation Committee during 2015 included:
—
An executive compensation study covering market competitive practices for base salary, short-term incentives, long-term incentives, benefits and perquisites for executives of the Company using an approved peer group and published surveys.

—
A report on CEO compensation and recommendations with respect to the CEO’s compensation package.

—
Regular updates on emerging trends and best practices at scheduled Compensation Committee meetings.

—
A review and comment on proxy disclosures, including this CD&A report, summary compensation tables, and shareholder proposals.

—
Ad hoc support on issues directly related to the Compensation Committee’s scope of duties and responsibilities such as attraction and retention issues and incentive plan design.

—
Comprehensive review of our executive compensation plans, programs and policies.

The FW Cook consultant regularly attended meetings of the Compensation Committee and, when requested, attended its executive sessions. In addition, members of the
Compensation Committee held discussions with the FW Cook consultant between meetings as the need arose. Pursuant to SEC rules, the Compensation Committee reviewed the independence of the FW Cook consultant and concluded there was no conflict of interest or other factors that might impair the consultants’ independence.
The Compensation Committee generally makes decisions regarding base salary, annual bonus targets and equity incentive awards at one or more regularly scheduled meetings during the first quarter of each year. The Compensation Committee continues to review compensation matters throughout the year and changes or approves compensation at other times in response to hiring needs, market changes and other occurrences. The Compensation Committee’s decisions about equity awards are not “timed” or otherwise affected by the planned announcement of material information. At least annually, (and at other times when material decisions are being considered) the Compensation Committee reviews a summary of compensation (also called a “tally sheet”) with its outside independent executive compensation consulting firm for each executive officer showing all compensation, equity holdings and accrued retirement benefits. The tally sheets are designed to inform the Compensation Committee of the total compensation potentially payable to the executive officers, particularly in the event of change in control and/or separation from the Company, but were not a material factor in making any particular compensation decision during the year.
In 2015, we again held a shareholder advisory vote to approve the compensation of our NEOs, commonly referred to as a “say-on-pay” vote. More than 93% of shareholder votes (excluding abstentions and broker non-votes) were cast in favor of the compensation of our NEOs. Although this was an advisory vote, we believe the approval by our shareholders shows support for our compensation philosophy and approach, and our Compensation Committee did not make any specific changes in response to this vote. Instead, it retained its general approach to determining our executive compensation as described in this CD&A, while focusing on particular needs that arise during the year.

Compensation Benchmarking
In consultation with FW Cook, the Compensation Committee approved a group of companies (referred to in this discussion as the “Compensation Comparator Group”), which includes United States shareholder-owned electric and diversified utilities, and which is used for an annual benchmarking review of our compensation program. These companies are regional electric and diversified utilities with business issues, scale and organization characteristics similar to our own. The Compensation Committee reviews compensation information of the Compensation Comparator Group compiled from

      El Paso Electric Company 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)
publicly available data and data from similarly-sized utilities from the Towers Watson Energy Services Executive Compensation Database.
For compensation decisions made in 2015, the companies in the Compensation Comparator Group consisted of the following:

ALLETE, Inc.	MGE Energy, Inc.
Avista Corporation	NorthWestern Corporation
Black Hills Corporation	Otter Tail Corporation
Cleco Corporation	PNM Resources, Inc.
The Empire District Electric Company	Portland General Electric Company
Great Plains Energy, Inc.	UIL Holdings Corporation(1)
IDACORP, Inc.	Unitil Corporation
ITC Holdings Corporation	Westar Energy, Inc.

(1)
UIL Holdings was acquired by Iberdrola USA and has been excluded.

Primary Components of Compensation
The primary components of our compensation program for the NEOs (as hereinafter defined) are:
—
Base salary;

—
Short-term incentive compensation, currently awarded through an annual cash performance-based bonus plan; and

—
Long-term incentive equity compensation, currently awarded in a combination of time-based restricted stock awards and performance shares.

We do not target any element of compensation to be a particular percentage of total compensation.
Base Salary. Base salary levels for our executive officers are reviewed and set annually, or, as warranted, in connection with hiring, promotions or reassignments. The Compensation Committee generally targets the 50th-percentile level of the Compensation Comparator Group, although the
Compensation Committee also considers each executive officer’s responsibility level, experience and individual performance in setting base salaries. The Compensation Committee approved base salary increases effective January 2015, for the CEO and NEOs ranging from 0% to 8.3%. For 2015, each of the NEOs’ salaries fell within 5% of the 50th percentile, as determined by FW Cook, with the average being below the 50th percentile of similarly-positioned executives at companies in the Compensation Comparator Group. Individual variations from the 50th percentile primarily reflect each executive’s skills, experience and performance in the position.
The Compensation Committee also approved a base salary increase for Ms. Kipp in December 2015 when she was promoted to CEO, with her base salary reflecting a 38.9% change. The following table reflects changes in annual base salary during 2015 for the CEO and NEOs.

2015 Base Salary Changes for Named
Executive Officers (“NEOs”)
	Annual Base Salary
Name and Principal Position	2014	2015	Percent Change
Thomas V. Shockley, III Chief Executive Officer (through 12/15/15)	$675,000	$675,000	0.0%
Mary E. Kipp* Chief Executive Officer (12/15/15)		$625,000	38.9%
Mary E. Kipp President	$425,000	$450,000	5.9%
Nathan T. Hirschi Senior Vice President and Chief Financial Officer	$300,000	$325,000	8.3%
Rocky R. Miracle Senior Vice President, Corporate Services and Chief Compliance Officer	$295,000	$305,000	3.4%
Steven T. Buraczyk Senior Vice President, Operations	$283,000	$305,000	7.8%
William A. Stiller Senior Vice President, Public and Customer Affairs and Chief Human Resources Officer	$283,000	$290,000	2.5%
*
Reflects base pay increase effective December 15, 2015 upon promotion to Chief Executive Officer

El Paso Electric Company 2016 Proxy Statement

Annual Cash Bonus Plan. The purpose of our ACBP is to provide market-based compensation opportunities based on achievement of specific business goals and objectives that are established in advance on an annual basis. All employees, including our NEOs, are eligible to participate in the ACBP.
Each executive officer is assigned a Target award opportunity expressed as a percentage of base salary. The Target for each of the NEOs for 2015 was as follows: (i) 80% for the CEO; (ii) 60% for the President; (iii) 50% for the Senior Vice President and Chief Financial Officer; and (iv) 45% for the other NEOs. The Target award represents the level of bonus payment the executive officer may earn in the event that plan performance is achieved at Target or expected levels of performance. Payments at the Target levels combined with base salary are further intended to approximate the 50th percentile of the total annual cash compensation opportunity among the Compensation Comparator Group. In addition, Maximum and Threshold award levels are established for each metric that adjust payouts for performance levels that exceed or fall below our plan. The CEO could earn 28% of his/her Target bonus opportunity (15% for the President, 18% for the Senior Vice President and Chief Financial Officer and 20% for the other NEOs) if all metrics were achieved at Threshold performance, and could earn no more than 200% of the Target bonus opportunity (183% for the President, 180% for the Senior Vice President and Chief Financial Officer and 178% for the other NEOs) at Maximum.
For our NEOs, the goals under the ACBP for 2015 were based solely on the following corporate financial and operational performance measures:
—
Financial performance measured by earnings per share; and

—
Operational performance, measured by a combination of customer satisfaction, system reliability, and compliance goals.

No individual performance modifier was applied by the Committee in determining payouts to the NEOs under the ACBP.
The Customer Satisfaction goal in the ACBP is based on two separate measures – the Customer Satisfaction Survey and Call Center Performance. The measurement of the customer satisfaction survey goal is based on an annual customer survey designed and conducted by a third-party market research organization. Survey responses are provided by a combination of customer classes and are weighted as follows: (i) 50% for residential customers; (ii) 25% for small commercial customers; and (iii) 25% for large industrial customers and are designed to measure overall customer satisfaction and meeting our customers’ expectations.
The second customer satisfaction goal (“Call Center Service Level”) is designed to focus our customer call center employees on fast and efficient service for customers contacting our call center. The Call Center Service Level is a measure of the percentage of incoming calls answered within the first minute.
The Reliability goal in 2015 measured system-wide SAIDI (system average interruption duration index) with Target set at the prior five-year average. Threshold was set at the highest (worst) SAIDI over the last five years and Maximum was set at the lowest (best) SAIDI over the last five years. Results were further subject to compliance with a Public Utility Commission of Texas (“PUCT”) system-wide standard for both SAIFI (system average interruption frequency index) and SAIDI, a numerical calculation based on performance data for 2008-2010. No payout could be made for the Reliability metric if either of the PUCT standards were exceeded.
The Compliance goal under operational performance is designed to ensure employees complete all required compliance-related trainings and activities during the year. The 2015 Target performance level is based on the individual employee’s satisfactory completion of this training during the year.
The Earnings Per Share bonus goal for 2015 was established based on a range between a Threshold of  $1.75 and a Maximum of  $2.15. Executive officers would receive no bonus if the Threshold Earnings Per Share goal was not achieved.
The table below “2015 Annual Cash Bonus Plan” shows the individual metrics, their respective weighting and the performance goals at Target, Threshold and Maximum levels of performance. Except for the Compliance metric described above, results between the Threshold and Target, or between the Target and Maximum, are interpolated to calculate the achievement of the metric. The Compliance metric pays out at Target for full compliance or at Maximum for completion of additional defined activities. The table also shows the actual performance result for each metric and the resulting final payout percentage of Target opportunity earned by the NEOs. As noted above, the CEO has a wider and higher range of payout under this plan to better focus his/her short term compensation on performance.

      El Paso Electric Company 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)
2015 Annual Cash Bonus Plan
		Performance Goals			Performance Result
						Final Payout (as % of Target Bonus)
Metric	Weighting (%)	Threshold	Target	Maximum	Actual Result	CEO(a)	Other NEOs (averaged)(b)
Earnings Per Share	50	$1.75	$1.92	$2.15	$2.03	73.9	69.0
Customer Satisfaction
Customer Survey	10	69	75	81	81	20.0	18.0
Call Center Performance	10	70%	80%	90%	86%	16.0	14.7
Reliability (SAIDI) (min)	20	46.8 min	43.7 min	39.9 min	45.2 min*	0	0
Compliance	10	N/A	Fully Compliant	Defined Activity	Maximum	20.0	18.0
TOTAL	100					129.9	119.7
*
The Company’s 2015 Total System SAIDI (System Average Interruption Duration Index) did meet the Threshold performance goal. However, the Company’s 2015 Texas jurisdictional SAIFI (System Average Interruption Frequency Index) did not meet the preliminary qualification for payout of the Reliability metric in the 2015 Annual Cash Bonus Plan.

(a)
The CEO Final Payout percentages reflect the Annual Cash Bonus Plan amounts earned in 2015 by Mr. Shockley. Mr. Shockley retired from his position as the CEO of the Company on December 15, 2015.

(b)
The Annual Cash Bonus Plan amounts earned in 2015 by Ms. Kipp are included in the calculation of the “Other NEOs (averaged)” column in the table above. Ms. Kipp was appointed CEO of the Company on December 15, 2015.

Bonuses are paid in late February or early March after the Compensation Committee reviews the audited financial results and operational performance for the previous year. As reported in our 2015 Annual Report on Form 10-K, and as shown in the above table, the Company had net income of  $2.03 per basic share, which includes an accrual for the cost of the bonus pool. The Company also met (or failed to meet) its Customer Satisfaction goals, Reliability goal, and Compliance goal, at the respective levels reflected in the above table. As a result, each NEO received a bonus, as set forth in the table below and also in the “Summary Compensation Table” later in this Proxy Statement. The total bonus paid to the Company’s approximately 1,100 employees for 2015 was approximately $10.5 million, of which approximately $2.7 million was paid to the NEOs and the 10 other executive officers as a group.
The following table shows the payout amounts of the 2015 ACBP compared with the payout opportunity at Target for each of the NEOs:

2015 Annual Cash Bonus Plan Payouts
to Named Executive Officers (“NEOs”)
	Target Incentive Opportunity ($)	Annual Cash Bonus Paid
Name		($)	(% of Target)
Mary E. Kipp	287,019	350,432	122.1%
Thomas V. Shockley, III	544,154	706,924	129.9%
Nathan T. Hirschi	167,308	200,652	119.9%
Rocky R. Miracle	142,010	168,739	118.8%
Steven T. Buraczyk	141,387	167,999	118.8%
William A. Stiller	135,156	160,595	118.8%
Other Cash Awards. In 2015, except for the annual strategy execution bonus provided under Mr. Shockley’s Amended and Restated Employment Agreement, the Compensation Committee approved no other cash bonus award for any other NEO.
Long-Term Equity Incentives. Generally, we grant stock awards annually to our NEOs with a three-year performance cycle and payout. These awards are designed to focus executive officers on the relative performance of our stock, and secondarily, as a retention tool based on deferred vesting. Since 2004, the Compensation Committee has granted annual long-term equity incentives consisting of two elements:
—
Performance shares, which are earned based on our relative TSR over a three-year performance period; and

—
Time-vested restricted stock, which vests in one installment at the end of a three-year performance period.

All of our NEOs (other than Mr. Shockley) received these awards in February 2015, in the amounts set forth in the “Grants of Plan-Based Awards” table below. Mr. Shockley did not receive an equity award in February 2015 when the other NEOs received their annual long-term incentive grant

El Paso Electric Company 2016 Proxy Statement

because his employment term was scheduled to end in December 2015 and the February 2015 grants were based on a three-year performance cycle ending in 2017.
For our NEOs, the mix for each annual equity award was based on a weighting of 67% for performance shares and 33% for time-vested restricted stock. We have chosen to place more weight on the performance shares to emphasize long-term performance and shareholder returns, consistent with the Company’s compensation philosophy. We believe that the time-vested restricted stock awards are also an effective retention and incentive tool because their actual value is tied to the value of the Company’s stock no earlier than the vesting date, and the vesting schedule require that participants be employed at the end of the three-year vesting period. The initial Target values (i.e., the initial value of the time-vested restricted stock plus performance shares at Target), when combined with annual cash compensation, are intended to approximate the 50th percentile of the annual total direct compensation value among the Compensation Comparator Group. Dividends on shares of Common Stock are paid quarterly on time-vested restricted stock but are not paid on unearned performance shares, until such time as they are earned and converted to shares.
The actual number of performance shares earned at the end of each three-year cycle depends on the Company’s TSR percentile ranking within the Compensation Comparator Group.
The actual number of performance shares earned at the end of the three-year cycle can range from 0% to 200% of Target, depending on our ranking within the 16-member Compensation Comparator Group (including the Company) for TSR. As with the time-vested restricted stock, participants are required to be employed at the end of the three-year cycle to be eligible for any award. TSR is defined as the change in stock value, plus dividends paid, over the three-year performance period. To eliminate volatility from measuring stock price on a particular date, the beginning and ending stock price used to calculate TSR is the average closing price for the month of December. The performance share payout scale is as follows:

TSR Rank in Comparator Group	Performance Share Payout as Percent of Target
90th percentile or above	200%
75th to 90th percentiles	175%
Between 50th and 75th percentiles	Interpolate between 150% and 100%
50th percentile	100%
30th to 50th percentiles	Interpolate between 100% and 30%
Below 30th percentile	0%
For the 2013 to 2015 performance cycle, which ended on December 31, 2015, our TSR ranked below the 30th percentile within the Compensation Comparator Group established at the time that long-term incentives were granted in 2013. Therefore, the performance shares awarded for that performance cycle were not earned and were forfeited.
Type of Equity Awards. We have chosen to make recent long-term awards to executive officers in the form of  “full-value” stock awards because they have significant retention value due to their value being directly linked to the stock price in the future. In addition, this type of award limits the negative retention impact of short-term volatility in our stock price compared to stock options. The Compensation Committee regularly reviews our equity incentive program and reserves the right to grant different types of equity awards in the future. We began paying dividends on our Common Stock in 2011, but do not pay dividends on unearned performance share awards.

Other Executive Benefits
Retirement Benefits. We provide our employees, including our executive officers, with a tax-qualified defined benefit pension plan, which provides employees the opportunity to earn service toward income replacement at retirement. However, the Internal Revenue Code (the “Code”) imposes a limit on the amount of compensation that can be taken into account for purposes of determining these retirement benefits and the qualified plan does not achieve a market-competitive structure for executive officers whose total compensation can include a significant amount of variable short-term incentive compensation. We established a non-qualified excess benefit plan to provide supplemental retirement benefits to executive officers calculated on basic compensation, together with regular wages and bonuses paid pursuant to the Company’s ACBP, applied to the qualified retirement plan formula without regard to the Code’s limitations on qualified plan benefits.
Perquisites and Other Benefits. The Company generally provides to our NEOs the same benefits as it does to other executive officers and employees. For example, our NEOs participate in the same medical, dental, vision, life insurance, accidental death & dismemberment, and short-term and long-term disability plans, as do other employees, and their Company matching contributions to the 401(k) plan are on the same basis as other employees.
The Company provides limited perquisites to executive officers including car allowance, and, for senior officers, an allowance for financial, tax and estate planning.
Change of Control/Termination Agreements. The Compensation Committee approved a change of control severance agreement for each of our NEOs and all other executive officers. As further described in this Proxy Statement, these agreements provide executive officers with benefits in the event of involuntary termination (other than for cause or disability) or adverse job changes in connection with or after

      El Paso Electric Company 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)
a change in control. The Compensation Committee periodically reviews the costs of these agreements and the market practice. The Compensation Committee believes these agreements offer important protection in the event of a change of control, while also ensuring that in the event of an actual proposed change of control, key executive officers will be willing to remain through the closing because of this protection. This is especially important in the utility industry when the need for regulatory approvals can result in significant delays in consummating transactions following the execution of definitive agreements.

Stock Ownership Guidelines
We believe that stock ownership by executive officers can directly correlate to improved performance and enhancement of shareholder value. Therefore, the Compensation Committee has established recommended stock ownership guidelines for executive officers. The guidelines are as follows:

2015 Stock Ownership Guidelines
Position	Guideline
CEO	Three times base salary
Other Executive Officers	Two times base salary
Our executive officers are expected to meet these guidelines within five years after becoming executive officers. As of the end of 2015, all of our NEOs met or are progressing towards meeting the guidelines within their initial five-year terms.
CEO Compensation. Mr. Shockley served as CEO from January 2012, until December 15, 2015, at which time he retired consistent with the terms of his Amended and Restated Employment Agreement.
—
Mr. Shockley’s compensation during 2015 consisted of base salary and annual cash bonus set at levels consistent with the market median for his position. Because the term of his employment was scheduled to be completed at the end of 2015, Mr. Shockley was not granted a change in base salary during 2015.

—
Mr. Shockley’s annual performance bonus for 2015 was set at a Target level of 80% of annualized base compensation with a Maximum annual bonus opportunity of 200% of his Target opportunity, subject to meeting performance goals under the Company’s ACBP. The 2015 ACBP Plan and payouts are described above under “Annual Cash Bonus Plan.”

—
In addition, Mr. Shockley was eligible for an annual strategic cash bonus of up to $350,000 based on the Compensation Committee’s subjective evaluation of the Company’s progress toward its long term strategic goals and his contributions to this progress. For 2015, based on its review of Mr. Shockley’s 2015 performance, the Compensation Committee and independent members of the Board approved payment of a $350,000 strategic bonus. This bonus was based on its assessment of Mr. Shockley’s performance and progress toward strategic goals during this period, in particular by continuing to advance the Company’s priorities with the community, leading the Company during a period of critical regulatory proceedings, advancing its leadership development and succession planning process and improving the corporate culture at the Company.

—
Mr. Shockley had been granted restricted stock awards earlier in his period of employment that vested during or at the completion of the actual expected term of his service rather than over a longer period. The Compensation Committee believed these grants were appropriate because they encouraged his commitment to our stock price performance and aligned his compensation with the interests of our shareholders, while acknowledging the limited-term nature of his employment.
—
Mr. Shockley had not been granted a long term performance incentive award under the Long Term Incentive Plan for the 2013 to 2015 performance cycle. As noted earlier, however, the minimum required level of TSR for the period in question was not achieved and no performance shares were paid to participants in that Plan.

—
Mr. Shockley participated in all benefit plans available to senior executives of the Company including but not limited to the Company’s retirement and welfare benefit plans, monthly car allowance, life insurance coverage and annual paid time-off. Mr. Shockley’s participation in these plans ceased upon his retirement from the Company.

The Board elected Mary E. Kipp as CEO and member of the Board effective December 15, 2015, coinciding with Mr. Shockley’s retirement. In anticipation of her appointment, the Compensation Committee met on several occasions to consider her promotion and to establish an appropriate compensation arrangement for her new role. In these deliberations the Compensation Committee consulted with its independent executive compensation consultant to consider compensation elements and amounts consistent with competitive market practices and Ms. Kipp’s new role.
Pursuant to these deliberations, the Compensation Committee approved and entered into an Employment Agreement with Ms. Kipp effective December 15, 2015, consisting of the following:
—
Ms. Kipp’s annual base salary was established at $625,000 subject to modification (but not decrease) from time to time as determined by the Compensation Committee.

—
Ms. Kipp’s annual Target performance bonus opportunity under the ACBP was established at 80% of annualized base compensation with a Maximum annual bonus set

El Paso Electric Company 2016 Proxy Statement

at 200% of the Target opportunity. The actual bonus to be paid under this provision will be determined by completion of the performance goals under the Company’s ACBP as determined by the Compensation Committee.
—
The intrinsic grant value of annual long term incentive award(s) that Ms. Kipp would be granted was set at $1,350,000, commencing with grants to be made in 2016. Otherwise, no initial grant of awards under this provision was made to Ms. Kipp at the time of her appointment as CEO. The composition of the long term incentive award currently comprises 33% restricted shares with a three-year vesting and 67% performance shares with a three-year performance cycle based on TSR compared to our peer group of companies. The Compensation Committee may revise such allocation between restricted and performance shares from time to time.

—
Ms. Kipp’s Employment Agreement also provides for an equity award representing a right to receive shares of Common Stock (“Retention Grant”) under the Long Term Incentive Plan valued at $1,000,000 as of the effective date of her Employment Agreement. The Retention Grant will cliff vest on December 15, 2020 subject to her employment by the Company on that date. This vesting, however, is first subject to a performance condition to be satisfied during the period January 1, 2016 through December 31, 2018, requiring cumulative net income of at least $45 million in any two fiscal quarters during that performance period.

—
The Compensation Committee determined the Retention Grant as an appropriate element of Ms. Kipp’s compensation arrangement, as it would help ensure stability of Company leadership during a period of ongoing regulatory and strategic challenges, while encouraging her commitment to our stock price performance and aligning her compensation with the interests of our shareholders.

—
Ms. Kipp has been and will continue to be eligible to participate in all benefit plans available from time to time to senior executives of the Company, including but not limited to retirement plans, health and welfare benefit plans, disability and life insurance coverage and paid time off in accordance with the Company’s policies.

—
Ms. Kipp’s Employment Agreement also provides for a continuation of the Change of Control Agreement previously entered into between her and the Company. Ms. Kipp’s Change of Control Agreement was subsequently updated to reflect her new title and compensation.

—
Ms. Kipp’s Change of Control Agreement provides for payments and benefits in the event of her termination by the Company without cause (or by Ms. Kipp under defined circumstances), including in connection with a change of control of the Company, as further described below. In the event that she is terminated without cause or terminates her employment for good reason (such as if she is removed as CEO or has her duties materially reduced), including in connection with a change in control of the Company, Ms. Kipp will receive severance benefits of up to 36 months base salary and bonus at Target level, a prorated bonus for the year in which termination occurs and reimbursement of COBRA benefits for 12 months, or a cash payment in lieu thereof, and accelerated vesting of certain outstanding unvested equity awards as described below under “Change of Control Agreements and Other Termination Benefits.”

—
In determining that the arrangement was reasonable and appropriate for the circumstances, the Compensation Committee reviewed with its independent executive compensation consultant the costs and benefits of Ms. Kipp’s compensation arrangement compared to those provided by the members of our Compensation Comparator Group to their respective CEOs. Our executive compensation consultant reported to the Compensation Committee that the annualized value of Ms. Kipp’s proposed Target total direct compensation for 2016 was within 1% of the market median of our Compensation Comparator Group data, and 8% above the median if a prorata portion of the Retention Grant were included. Our executive compensation consultant advised that the compensation arrangement for Ms. Kipp in her new role as CEO was reasonable and well aligned with competitive market practices.

For 2015, during which time she served as President of the Company and before the above described Employment Agreement was entered, Ms. Kipp’s compensation included an annual base salary of  $450,000 in addition to the following elements of compensation:
—
Ms. Kipp’s annual bonus opportunity at Target as President was 60% of annualized compensation, with a Maximum annual bonus opportunity of 183% of her Target opportunity. The 2015 bonus plan and payouts to Ms. Kipp and other NEO’s are described above under “Annual Cash Bonus Plan.”

—
In early 2015, Ms. Kipp also received a grant of restricted shares of Common Stock under the terms of our Long Term Incentive Plan for the 2015-2017 performance cycle. This grant comprised 33% time-vested restricted shares and 67% performance based shares. The terms of this award are generally described above in the section “Long-Term Equity Incentives.”

      El Paso Electric Company 2016 Proxy Statement

COMPENSATION COMMITTEE REPORT
Impact of Accounting and Tax Treatment of Compensation
Historically, the accounting and tax treatment of compensation has not been a driving factor in determining the design or amounts of pay at the Company. For example, the Company granted “full value” awards prior to its adoption of FASB ASC Topic 718 and continues to do so, although the Compensation Committee does review the expected accounting treatment of its equity grants.
Section 162(m) of the Code generally limits the tax deductibility to public companies for compensation in excess of  $1 million per person per year, unless the compensation is “performance-based” within the meaning of the tax regulations. The Compensation Committee considers it important to retain flexibility to design compensation programs, even where compensation payable under our programs may not be fully deductible, if the programs effectively recognize a full range of criteria important to the Company’s success. The Company retains the ability to grant equity awards such as time-vested restricted stock that are not eligible for the Section 162(m) performance-based compensation exception. Our Amended and Restated 2007 Long-Term Incentive Plan allows the Compensation Committee to approve awards that qualify as “performance-based” compensation for purposes of Section 162(m) to the extent the Compensation Committee deems appropriate.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis (“CD&A”) required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis (“CD&A”) be included in this Proxy Statement.
THE COMPENSATION COMMITTEE
Charles A. Yamarone, Chairman
James W. Harris
Woodley L. Hunt
Eric B. Siegel

El Paso Electric Company 2016 Proxy Statement

SUMMARY COMPENSATION TABLE
The Summary Compensation Table sets forth the compensation for each individual who served as principal executive officer or principal financial officer during fiscal year 2015, and each of the Company’s other three most highly compensated executive officers for fiscal year 2015. The persons named in the Summary Compensation Table are referred to collectively as the “Named Executive Officers” or “NEOs”.

Name and Principal Position	Year	Salary ($)	Bonus ($)(f)		Stock Awards ($)(g)	Non-Equity Incentive Plan Compensation ($)(h)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(i)	All Other Compensation ($)(j)	Total ($)
Mary E. Kipp Chief Executive Officer(a)	2015	$471,154	$		$1,243,927	$350,432	$81,858	$39,086	$2,186,457
	2014	344,423			206,835	149,910	143,416	20,190	864,774
	2013	307,928			219,017	58,576	40,309	15,556	641,386
Thomas V. Shockley, III Former Chief Executive Officer(b)	2015	680,192		350,000		706,924		126,219	1,863,335
	2014	669,231		250,000	399,965	498,912	111,839	55,929	1,985,876
	2013	622,115		350,000	499,967	223,522	176,594	35,619	1,907,817
Nathan T. Hirschi Senior Vice President- Chief Financial Officer	2015	334,615			302,506	200,652	41,784	31,806	911,363
	2014	298,269			206,835	129,822	69,807	27,479	732,212
	2013	242,993			132,403	39,228	19,055	22,999	456,678
Rocky R. Miracle Senior Vice President- Corporate Services and Chief Compliance Officer(c)	2015	315,577			201,684	168,739	49,313	21,161	756,474
	2014	293,385			165,447	114,713	121,897	26,753	722,195
	2013	280,192			188,433	53,300	64,261	27,606	613,792
Steven T. Buraczyk Senior Vice President- Operations(d)	2015	314,192			201,684	167,999	67,638	20,373	771,886
William A. Stiller Senior Vice President- Public and Customer Affairs and Chief Human Resources Officer(e)	2015	300,346			176,430	160,595	27,561	36,957	701,889
	2014	282,077			244,738	110,292	71,321	135,429	843,857
(a)
Ms. Kipp was appointed as Chief Executive Officer on December 15, 2015, prior to which she served as President.

(b)
On December 15, 2015, Mr. Shockley retired from his position as CEO of the Company. Mr. Shockley continues to serve on the Board, and after his retirement as the Company’s CEO, he earned $10,000 in retainer fees which are included in the “All Other Compensation” column.

(c)
As part of the Company’s organizational changes on December 15, 2015, Mr. Miracle’s title was changed to Senior Vice President of Corporate Services and Chief Compliance Officer, prior to which he served as Senior Vice President, Corporate Planning and Development and Chief Compliance Officer.

(d)
Mr. Buraczyk was not a NEO for fiscal years 2014 and 2013, and therefore compensation for 2014 and 2013 is not reported.

(e)
As part of the Company’s organizational changes on December 15, 2015, Mr. Stiller’s title was changed to Senior Vice President of Public and Customer Affairs and Chief Human Resources Officer, prior to which he served as Senior Vice President, Human Resources and Customer Care. Mr. Stiller was not a NEO for fiscal year 2013, and therefore compensation for 2013 is not reported.

(f)
Mr. Shockley’s bonus amounts reflect the annual bonus under his employment agreement that may be paid based on strategic or other performance measures, as described in the Compensation Discussion and Analysis (“CD&A”).

(g)
This column represents the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718 for the restricted stock and performance shares granted in the applicable year. Restricted stock awards are valued at the closing market price on the date of grant. Performance shares are valued at grant date fair value, which is based upon a Monte Carlo simulation, which is a methodology for determining average payout using multiple simulations. Amounts disclosed have not been reduced by estimated service-based forfeitures. For additional information on the valuation assumptions with respect to restricted stock and performance shares, see Note G – Common Stock of Notes to the Financial Statements in the Company’s 2015 Annual Report on Form 10-K.

(h)
This column represents performance-based bonuses earned under the Annual Cash Bonus plan for performance during 2015, 2014, and 2013.

(i)
This column represents the change in pension value between the accumulated pension benefit for each NEO as of December 31 of the applicable year as compared to December 31 of the prior year.

(j)
See the following table regarding each component of amounts for 2015 included in the “All Other Compensation” column in the Summary Compensation Table above.

      El Paso Electric Company 2016 Proxy Statement

COMPENSATION COMMITTEE REPORT
ALL OTHER COMPENSATION TABLE
Name	Year	Accrued PTO Sellback ($)(a)	Group Term Life Insurance ($)	Company Contributions To Retirement and 401(k) Plans ($)	Personal Use of Company Car/Parking ($)	Financial Planning/ Legal Fees and Other ($)	Dividends Paid on Unvested Awards ($)(b)	Director Fees ($)(c)		Executive Relocation ($)		Total ($)
Mary E. Kipp	2015	$17,308	$742	$7,950	$3,000	$745	$9,341	$		$		$39,086
Thomas V. Shockley, III	2015	51,923	6,213	15,900	3,000	10,030	29,153		10,000			126,219
Nathan T. Hirschi	2015	12,500	780	7,950	3,000	270	7,306					31,806
Rocky R. Miracle	2015	1,135	2,088	7,950	3,000	525	6,463					21,161
Steven T. Buraczyk	2015		472	7,950	3,000	3,147	5,804					20,373
William A. Stiller	2015	3,346	1,968	15,900	3,250	660	9,333				2,500	36,957
(a)
This column represents payments for accrued and unused vacation and personal holiday time pursuant to Company policy.

(b)
We paid dividends on unvested time-vested restricted stock; however we do not pay dividends on unearned performance share awards.

(c)
After his retirement as the Chief Executive Officer of the Company on December 15, 2015, Mr. Shockley received fees paid in cash for his services as a non-employee Director.

GRANTS OF PLAN-BASED AWARDS
The following table sets forth information concerning equity and cash awards to the NEOs during the fiscal year ended December 31, 2015:
Name	Grant and Approval Date	Estimated Future Payouts Under Non-Equity Plan Awards(b)			Estimated Future Payouts Under Equity Incentive Plan Awards(c)			All Other Stock Awards: Number of Shares of Stock or Units (#)(d)	Grant Date Fair Value of Stock and Option Awards ($)(e)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mary E. Kipp(a)	02/20/15	$45,325	$287,019	$529,086	2,122	7,073	14,146	3,484	$403,329
	12/15/15							27,624	840,598
Thomas V. Shockley, III		153,043	544,154	1,088,308
Nathan T. Hirschi	02/20/15	30,115	167,308	301,154	1,592	5,305	10,610	2,613	302,506
Rocky R. Miracle	02/20/15	28,402	142,010	252,462	1,061	3,537	7,074	1,742	201,684
Steven T. Buraczyk	02/20/15	28,277	141,387	251,354	1,061	3,537	7,074	1,742	201,684
William A. Stiller	02/20/15	27,031	135,156	240,277	928	3,094	6,188	1,524	176,430
(a)
On December 15, 2015, the Company awarded Ms. Kipp a stock based retention grant of 27,624 shares of restricted stock which will be eligible for vesting on December 15, 2020, provided the performance conditions are met.

(b)
Each executive officer has a target incentive opportunity, payable in cash, if the Company achieves specific annual goals that are established in advance by the Compensation Committee and the Board. In 2015, the performance goals were related to customer satisfaction, call center performance, reliability, compliance, and earnings per share, as further described above in “Compensation Discussion and Analysis – Primary Components of Compensation – Annual Cash Bonus Plan.” If a threshold level of earnings per share is not attained, no bonuses will be paid for any of the measures, unless the Compensation Committee determines otherwise. Actual amounts paid for 2015 are in the Summary Compensation Table above.

(c)
Amounts shown represent the performance shares available under the incentive plan, which provides market-based, long-term incentive award opportunities to the NEOs and executive officers. Performance shares are based on the total shareholder return compared to the Performance Comparator Group over the three-year period ending December 31, 2017. Payout values for the performance shares are calculated by determining the Company’s percentile ranking within the Performance Comparator Group at the end of the three-year cycle and can range from 0% to 200% of target as described above in “Compensation Discussion and Analysis – Primary Components of Compensation – Long-Term Equity Incentives.”

(d)
Restricted shares vest on December 31, 2017 for the NEOs except for 27,624 shares awarded to Ms. Kipp as noted in footnote (a). The Company paid quarterly dividends of  $0.28 per share on its Common Stock on March 31, 2015, and $0.295 per share on its Common Stock each quarter thereafter. Unvested restricted shares qualify as participating securities and individuals awarded these shares received their respective cash dividends.

(e)
This column reflects the grant date fair value of restricted stock awards and performance shares under FASB ASC Topic 718. With respect to stock awards, the value was calculated as the number of restricted shares multiplied by the closing price on grant date. With respect to performance shares, the value was determined using a Monte Carlo simulation which is a methodology using the average payout of one million simulation paths discounted to the grant date using a risk-free interest rate. The Monte Carlo value for 2015 performance share awards granted on February 20, 2015 was $38.36 per share. With respect to the restricted stock containing a performance condition issued to Ms. Kipp on December 15, 2015, the value was calculated as the 27,624 shares multiplied by an adjusted grant date fair value of  $30.43 per share.

El Paso Electric Company 2016 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth information concerning outstanding stock awards held by the NEOs at December 31, 2015 except for the performance shares that vested in
January 2016. The performance goals for these shares were not met and no shares were paid out. There were no option awards held by the NEOs at December 31, 2015.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mary E. Kipp(1)(4)	1,825	70,263	1,643	63,256
Mary E. Kipp(2)(5)	3,484	134,134	2,122	81,697
Mary E. Kipp(3)	27,624	1,063,524
Thomas V. Shockley, III	—	—	—	—
Nathan T. Hirschi(1)(4)	1,825	70,263	1,643	63,256
Nathan T. Hirschi(2)(5)	2,613	100,601	1,592	61,292
Rocky R. Miracle(1)(4)	1,460	56,210	1,314	50,589
Rocky R. Miracle(2)(5)	1,742	67,067	1,061	40,849
Steven T. Buraczyk(1)(4)	1,460	56,210	1,314	50,589
Steven T. Buraczyk (2)(5)	1,742	67,067	1,061	40,849
William A. Stiller(1)(4)	1,277	49,165	1,150	44,275
William A. Stiller(2)(5)	1,524	58,674	928	35,728
(1)
Unvested restricted stock vests on December 31, 2016.

(2)
Unvested restricted stock vests on December 31, 2017.

(3)
Unvested restricted stock vests on December 15, 2020. On December 15, 2015, the Company issued a stock based retention grant to Ms. Kipp of 27,624 shares in accordance with the Company’s Amended and Restated 2007 Long Term Incentive Plan that is eligible for vesting based on the achievement of certain performance conditions and a five year service period.

(4)
Unearned performance stock vests in January 2017 if performance goals are met. Represents the threshold number of shares at 30% of target, but actual number of shares earned may range from 0% to 200% of target.

(5)
Unearned performance stock vests in January 2018 if performance goals are met. Represents the threshold number of shares at 30% of target, but actual number of shares earned may range from 0% to 200% of target.

OPTION EXERCISES AND STOCK VESTED
The following table provides additional information regarding the acquisition of shares on vesting of stock awards and the value realized during 2015. There were no options exercised during 2015 by the NEOs.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mary E. Kipp	1,588	$61,138
Thomas V. Shockley, III	25,350	927,557
Nathan T. Hirschi	960	36,960
Rocky R. Miracle	1,366	52,591
Steven T. Buraczyk	997	38,385
William A. Stiller	8,915	355,782

      El Paso Electric Company 2016 Proxy Statement

COMPENSATION COMMITTEE REPORT
PENSION PLAN
The Company established the Retirement Income Plan for Employees of El Paso Electric Company (the “Pension Plan”) as of July 1, 1945. Over the years, the Pension Plan has been amended and/or restated many times. Although the Pension Plan has traditionally provided final average pay benefits, it was amended in 2014 to provide cash balance benefits for all employees hired on or after January 1, 2014 and for all employees hired before 2014 who chose to have their future service benefits provided as cash balance benefits effective April 1, 2014. Employees in the latter group have both a frozen final average pay benefit and accrue an ongoing cash balance benefit.
The purpose of the Pension Plan is to reward eligible employees for long service by providing them with retirement benefits. The Pension Plan is maintained for the exclusive benefit of eligible employees and their beneficiaries. To the extent they meet the eligibility requirements, each of the NEOs participates in the Pension Plan.
The Pension Plan is qualified under the Internal Revenue Code as a defined benefit plan, which is a plan that provides definitely determinable benefits. These benefits are generally payable over a participant’s lifetime and, if elected, over the lifetime of a surviving spouse or beneficiary. Participants earning cash balance benefits also have an option to take their entire pension benefit as a lump sum.
Final Average Pay Benefits. For employees who chose to continue earning final average pay benefits, retirement benefits are calculated using the formula:

1.25%   X   average monthly earnings   X   years of service
Average monthly earnings under the Pension Plan is the employee’s annualized rate of basic compensation (excluding bonus, overtime pay, expense allowances, profit sharing and any other compensation) for the five-year period ending on a particular date, divided by 60 months. The maximum benefit payable under the Pension Plan only considers compensation up to the IRS limit, which was $265,000 in 2015. A year of service is provided for any year during which the employee works at least 1,000 hours. Final average pay participants are eligible to participate in the Pension Plan on the first day of the month coinciding with or immediately following completion of one year of service during which the employee completes 1,000 hours of service. An employee is vested after completing five years of service.
Benefits from the Pension Plan are generally payable at age 65. However, a participant may retire and begin to receive a monthly benefit from the Pension Plan upon attaining age 55 and five years of vesting service. Benefits paid before age 65 are reduced in accordance with the following table:

Age At Benefit Commencement	Percent of Accrued Benefit
65	100.00%
64	93.33
63	86.67
62	80.00
61	73.33
60	66.67
59	63.33
58	60.00
57	56.67
56	53.33
55	50.00
In addition, unreduced pension benefits are provided to participants who retire after age 62 with 20 years of service or after a participant’s age and service exceed 85.
Cash Balance Benefits. Cash balance benefits are expressed as a lump sum cash balance account. Cash balance accounts grow each year with pay credits and interest credits. Pay credits are provided as of the last day of each year based on the following schedule and the participant’s age and years of service as of the end of the plan year.

Pay Credit Chart
Cash Balance Member’s Age Plus Years of Vesting Service	Percentage of Cash Balance Member’s Base Pay for the Plan Year
Less than 30	3%
30 – 39	4%
40 – 49	5%
50 – 59	6%
60 – 69	7%
70 – 79	8%
80+	9%
El Paso Electric Company 2016 Proxy Statement

A cash balance member who terminates employment prior to the last day of the year will receive a pay credit as of the last day of the month coinciding with or immediately following the termination date, based on the sum of the participant’s attained age plus years of service as of the termination date. The pay credit is based on the participant’s base pay actually paid during the year, excluding bonuses, overtime pay, expense allowances, profit sharing and any other extra compensation.
Interest credits are provided on the last day of each month based on the participant’s cash balance account balance as of the end of the prior month. Interest credits will continue until benefit commencement and are based on the yield on the thirty-year Treasury Bond for the August of the preceding plan year, but at least 3.8% per annum.
Cash balance participants are eligible to participate in the Pension Plan immediately upon employment or re-employment. Participants with cash balance benefits vest after 3 years of service for all of their pension benefits (including the frozen final average pay portion of the pension benefit, if applicable). Benefits are payable at any time following termination of service. The full cash balance account is available as a lump sum without reduction.
Form of Payment. Final average pay benefits are calculated as a straight life annuity that provides a monthly benefit for the participant’s lifetime. Optional forms of benefit are also available including:
—
A joint & survivor annuity providing a reduced monthly benefit for the life of the participant followed by a specified percentage to a named beneficiary for the beneficiary’s lifetime following the death of the participant.

—
A reduced annuity providing a monthly benefit for the life of the participant, with a guarantee that 120 monthly payments will be paid in the event of the early death of the participant.

Cash balance benefits are calculated as a lump sum and may be paid as a lump sum. Forms of payment available to final average pay participants are also available to cash balance participants.
For a valuation method and all material assumptions, please see the Retirement Plan’s section under Note M-Employee Benefits of Notes to the Financial Statements in the Company’s 2015 Annual Report on Form 10-K.

EXCESS BENEFIT PLAN
The El Paso Electric Company Excess Benefit Plan (“Excess Benefit Plan”) was established by the Company effective January 1, 2004 as a non-qualified deferred compensation plan that provides supplemental retirement benefits to certain employees of the Company. The purpose of the Excess Benefit Plan is to provide participants with benefits that would otherwise be payable from the qualified plan except for IRS limitations and to provide retirement plan benefits under the qualified plan formula based on short-term incentive compensation. The Excess Benefit Plan was amended in 2014 consistent with the amendment to the qualified retirement plan to provide excess cash balance benefits with respect to qualified plan cash balance benefits and to continue to provide excess final average pay benefits with respect to qualified plan final average pay benefits.
All employees holding the office of Vice President or an office above Vice President are eligible to participate as of the employee’s date of hire as a Vice President or above or the employee’s date of promotion to Vice President or above. In addition, the Company may select any other employee of the Company who is in a select group of management or highly compensated employees to participate in the Excess Benefit Plan.
For Excess Benefit Plan participants hired prior to April 1, 2014, all Excess Benefit Plan benefits, whether final average pay or cash balance, will be paid in the form of an annuity beginning at the later of separation from service or attainment of early retirement age. Excess Benefit Plan participants hired after April 1, 2014 will only have excess benefits based on the cash balance plan and will have their Excess Benefit Plan benefits paid as a lump sum paid on the first day of the second month following separation from service.
Benefits payable from the Excess Benefit Plan are subject to the same vesting schedule, age/service requirements and annuity payment options (for pre April 1, 2014 participants) as under the qualified pension plan.
The amount of the total excess benefit for each participant will be the sum of their final average pay excess benefit and their cash balance excess benefit, if applicable. Participants hired after April 1, 2014 will only have cash balance excess benefits. Participants hired before 2014 who chose to continue earning final average pay benefits will only have final average pay excess benefits.
A participant’s final average pay excess benefit is calculated as the monthly pension benefit to which the employee would have been entitled under the qualified plan if the benefit were calculated including annual bonus actually paid in the definition of average monthly compensation and without regard to IRS limitations, minus the monthly amount of the Pension Plan benefit actually payable to the employee under the Pension Plan.
A participant’s cash balance excess benefit is calculated as the cash balance account to which the employee would have been entitled under the qualified plan if the benefit were calculated including annual bonus actually paid in the definition of pay for determining pay credits and without regard to IRS limitations, minus the actual cash balance account under the Pension Plan.
The Excess Benefit Plan is subject to the rules of the Internal Revenue Code, Section 409A, which requires that for certain specified employees of a publicly-traded corporation, benefits payable following separation from service cannot be paid until six months following separation from service except following the death of the participant. Any payment that would have been distributed to the participant during the six month period following separation from service, will be accumulated and paid to the participant in a single lump sum as soon as

      El Paso Electric Company 2016 Proxy Statement

COMPENSATION COMMITTEE REPORT
administratively practicable following the end of the six month period. For pre-April 1, 2014 participants, who are not specified employees (under the rules of the Internal Revenue Code Section 409A), who separate from employment and have attained age 55, benefits are payable on the 1st of the month following separation from service or if under age 55 at the time of separation of employment, as of the 1st of the month following attainment of age 55. For post-April 1,
2014 participants, who are not specified employees, benefits are payable as of the 1st of the month following separation of employment.
The Excess Benefit Plan is entirely unfunded. Employees who participate in the Excess Benefit Plan have only the rights of general unsecured creditors of the Company with respect to any rights under the Excess Benefit Plan.

PENSION BENEFITS TABLE
The following table describes pension benefits to the NEOs under the Company’s Pension Plan and Excess Benefit Plan as of December 31, 2015.
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Mary E. Kipp	Pension Plan	8	$203,034
	Excess Benefit Plan	8	205,282
Thomas V. Shockley, III	Pension Plan	4	114,693
	Excess Benefit Plan	4	274,472
Nathan T. Hirschi	Pension Plan	6	134,239
	Excess Benefit Plan	6	65,291
Rocky R. Miracle	Pension Plan	7	262,012
	Excess Benefit Plan	7	153,784
Steven T. Buraczyk	Pension Plan	22	739,847
	Excess Benefit Plan	22	303,541
William A. Stiller	Pension Plan	3	81,528
	Excess Benefit Plan	3	17,355
(1)
As of December 31, 2015, the Present Value of Accrued Benefits for each NEO is the sum of the present value of the final average pay portion of their accrued benefit, plus the cash balance account value (if applicable) for the Retirement Income Plan and Excess Benefit Plan. The present value of the final average pay portion of the accrued benefit is computed using an interest rate of 4.57% for the Retirement Income Plan and 4.59% for the Excess Benefit Plan, no pre-retirement mortality, and post-retirement mortality based on the RP-2014 Total Data Set Mortality Tables (with projection from 2006 to 2014 using Scale MP-2014 improvement removed), then projected generationally from 2006 using Scale MP-2015.

El Paso Electric Company 2016 Proxy Statement

Change of Control Agreements and Other Termination Benefits
The Company has entered into Change of Control Agreements with each NEO. In the event the covered NEO is terminated without cause or resigns for good reason (including a material reduction in duties and responsibilities, a reduction in pay or a relocation of more than 50 miles) during the two-year period following a change of control, he or she will receive the following benefits under the Change of Control Agreements:
—
A pro rata payment of the executive officer’s Target bonus for the year of termination;

—
A lump sum payment equal to the executive officer’s annual base salary plus Target bonus for the year of termination, multiplied by three (for each NEO);

—
If the NEO is a final average pay participant under the Pension Plan; the actuarial equivalent of vested benefits under the Company’s retirement plan calculated with additional years of service equal to three years;

—
If the NEO is a cash balance participant under the Pension Plan; the percentage, as determined under the Pay Credit Chart multiplied by three times the executive officer’s annual base pay.

—
Continuation of health and other welfare benefits for two years, including service credit for those two years for purposes of eligibility (but not time of commencement of benefits) for retiree benefits under any of these plans; and

—
Outplacement services for one year.

The Change of Control Agreements do not provide any tax gross-up payment in the event the payments become subject to the federal “change in control” excise tax and instead provide that either (i) the executive officer will be responsible for paying the excise tax or (ii) payments under the agreements will be reduced to an amount that would result in no such excise tax, whichever would result in the executive officer retaining the higher after-tax amount.
A “change in control” is defined in the Change of Control Agreements and generally includes the acquisition by any person of 30% or more of the Common Stock or voting power of the Company, or the consummation of a reorganization, merger or consolidation or other disposition of all or substantially all of the assets of the Company which results in at least a 40% change in ownership.
Under our shareholder-approved equity incentive plan, upon a change in control, unvested restricted stock awards become fully vested, while unearned performance share awards become vested on a prorated basis to the extent performance is achieved through a shortened performance period ending before the change in control.
Due to Mr. Shockley’s separation from the Company, effective December 15, 2015, as per the terms of his Amended and Restated Employment Agreement, had a change in control occurred on December 31, 2015 there would have been no benefit payable to him.

      El Paso Electric Company 2016 Proxy Statement

COMPENSATION COMMITTEE REPORT
The following table quantifies potential payments or benefits to our NEOs under our equity incentive plans upon a change in control or under the Change of Control Agreements upon a termination without cause or resignation for good reason following a change in control as described above, in any case based on assumptions as if the change in control or termination had occurred on December 31, 2015. These amounts do not include benefits under our Pension Plan and Excess Benefit Plan that would be paid in connection with any retirement event, as described under the “Pension Benefits Table” above.
Name	Benefit	Change in Control Without Termination		Qualifying Termination Following a Change in Control	Qualifying Termination Before Change in Control
Mary E. Kipp	Severance	$		$3,375,000
	Settlement of Unvested Equity Award(1)		1,499,037	n/a
	Lump Sum Equivalent for Pension Service			495,402	408,316
	Welfare Benefit Continuation			39,737
	Outplacement			25,000
Nathan T. Hirschi	Severance			1,462,500
	Settlement of Unvested Equity Award(1)		379,535	n/a
	Lump Sum Equivalent for Pension Service			283,453	199,530
	Welfare Benefit Continuation			42,966
	Outplacement			25,000
Rocky R. Miracle	Severance			1,326,750
	Settlement of Unvested Equity Award(1)		281,205	n/a
	Lump Sum Equivalent for Pension Service			542,765	415,796
	Welfare Benefit Continuation			29,165
	Outplacement			25,000
Steven T. Buraczyk	Severance			1,326,750
	Settlement of Unvested Equity Award(1)		281,205	n/a
	Lump Sum Equivalent for Pension Service			1,230,733	1,043,388
	Welfare Benefit Continuation			39,737
	Outplacement			25,000
William A. Stiller	Severance			1,261,500
	Settlement of Unvested Equity Award(1)		246,016	n/a
	Lump Sum Equivalent for Pension Service			154,532	98,882
	Welfare Benefit Continuation			29,165
	Outplacement			25,000
(1)
Represents the value of all unvested restricted stock and a prorated portion of performance shares at Target level as of December 31, 2015. There were no unvested options at December 31, 2015 for the NEOs. Acceleration of performance awards would be on a prorated basis and subject to the Compensation Committee determining that performance has been met through a shortened performance period ending before the closing of the change of control.

El Paso Electric Company 2016 Proxy Statement

CERTAIN RELATIONSHIPS AND
RELATED PARTY TRANSACTIONS
Compensation Committee Interlocks and
Insider Participation
During 2015, none of the Company’s executive officers served as a member of another entity’s compensation committee or committee performing equivalent functions. Therefore no member of the Board or their immediate family members is or has been, within the last three years, employed as an executive officer of another company where one of the Company’s executive officers served as a director or a member of that company’s compensation committee.
The Board formally adopted a policy with respect to Related Person Transactions to document procedures pursuant to which such transactions are reviewed, approved or ratified. This superseded a general grant of authority to review and approve such transactions that had been a part of the Nominating and Corporate Governance Committee charter for several years. The policy applies to any transaction in which (i) the Company is a participant, (ii) any related person has a direct or indirect material interest and (iii) the amount involved exceeds $120,000, but generally excludes any transaction that would not require disclosure under Item 404(a) of Regulation S-K. The Nominating and Corporate Governance Committee is responsible for reviewing, approving and ratifying any related party transaction. The Nominating and Corporate Governance Committee intends to approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders. A copy of the policy is available at www.epelectric.com under the “Investor Relations/Corporate Governance” section.
Each year, the Company requires the directors and executive officers to complete director and officer questionnaires identifying transactions with the Company in which the director or executive officer or their family members have an interest. In addition, the Company has implemented an enhanced system so that proposed transactions of this nature are identified and reviewed in advance. The Company reviews these transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with the Company’s interests. The Company’s Code of Ethics requires all directors, executive officers and employees who may have a potential or apparent conflict of interest to immediately notify our Senior Vice President, Corporate Services and Chief Compliance Officer.
Directors, executive officers and employees of the Company are expected to act and make decisions that are in the best interests of the Company. Directors, executive officers and employees are prohibited from taking any action that may make it difficult for them to perform their duties, responsibilities and services for the Company in an objective and fair manner. In addition, the Company prohibits personal loans to, or guaranteeing the personal obligations of, any director or executive officer.
A copy of the Company’s Code of Ethics is available at www.epelectric.com under the “Investor Relations/Corporate Governance” section.

      El Paso Electric Company 2016 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of March 30, 2016 (except as indicated in the footnote to the table), certain information regarding ownership of Common Stock by (i) each person known to the Company to own beneficially more than 5% of its Common Stock; (ii) each of the current directors, including those who have been nominated to serve as Class I Directors of the Company; (iii) the Named Executives; (iv) all directors and executive officers of the Company as a group; and (v) Percent of Class is reflective of Schedule 13D and Schedule 13G filings.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership***	Percent of Class
BlackRock Inc. 55 East 52nd Street New York, NY 10055	4,310,814(1)	10.70%*
GAMCO Investors, Inc. One Corporate Center Rye, NY 10580-1435	4,001,143(2)	9.94%*
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	3,590,441(3)	8.80%*
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	3,186,093(4)	7.88%*
Fuller & Thaler Asset Management, Inc. 411 Borel Avenue Suite 300 San Mateo, CA 94402	2,443,171(5)	6.00%*
FMR LLC 245 Summer Street Boston, MA 02210	2,194,021(6)	5.43%*
Allen, Catherine A.	28,831(7)	**
Brown, John Robert	42,000(8)	**
Cicconi, James W.	60,279(9)	**
Escudero, Edward	16,835(10)	**
Harris, James W.	52,632(11)	**
Holland-Branch, Patricia Z.	26,802(12)	**
Hunt, Woodley, L.	18,050(13)	**
Siegel, Eric B.	56,425(14)	**
Wertheimer, Stephen N.	43,573(15)	**
Yamarone, Charles A.	12,000(16)	**
Shockley, Thomas V., III	46,445(17)	**
Kipp, Mary E.	53,327(18)	**
Hirschi, Nathan T.	14,744(19)	**
Buraczyk, Steven T.	20,890(20)	**
Miracle, Rocky R.	23,970(21)	**
Stiller, William A.	10,702(22)	**
Other Officers	10,681(23)	**
All Directors and executive officers as a group	538,186(24)	1.33%
*
Actual percentage may differ due to stock transactions made subsequent to beneficial owner’s filing date.

**
Less than 1%.

***
For purposes of this disclosure, restricted stock is assumed to have voting power but no investment power.

El Paso Electric Company 2016 Proxy Statement

The following footnotes relate to the Securities Exchange Act of 1934 and the
Investment Advisers Act of 1940, which will be referred to as (“SEC Act”) and
(“Advisers Act”), respectively.
(1)
Information regarding ownership of Common Stock by BlackRock, Inc. (“BlackRock”), is included in reliance on information set forth in an Amendment No. 7 in Schedule 13G/A filed with the SEC on January 8, 2016, reflecting ownership as of December 31, 2015. BlackRock is a Delaware parent holding company or control person in accordance with Rule 13d-1 (b)(1)(ii)(G) in Section 240 of the SEC Act. According to the filing, BlackRock beneficially owns 4,310,814 shares (10.70%) of Common Stock with sole voting power over 4,213,037 shares and sole dispositive power over 4,310,814 of the shares of Common Stock.

(2)
Information regarding ownership of Common Stock by GGCP, Inc. (“GGCP”), GGCP Holdings LLC, (“GGCP Holdings”), GAMCO Investors, Inc. (“GBL”), Gabelli Funds, LLC (“Gabelli Funds”), GAMCO Asset Management Inc. (“GAMCO”), Teton Advisors, Inc. (“Teton Advisors”), Gabelli Securities, Inc. (“GSI”), Gabelli & Company, Inc. (“Gabelli & Company”), MJG Associates, Inc. (“MJG Associates”), Gabelli Foundation, Inc. (“Foundation”), MJG-IV Limited Partnership (“MJG-IV”), and Mario J. Gabelli (collectively the “Gabelli Reporting Parties”) is included herein in reliance on information set forth in Amendment No. 5 in Schedule 13D filed with the SEC, reflecting ownership as of November 14, 2011. Updated ownership information is included herein in reliance on updated 13F filings dated February 5, 2016 which reflect Gabelli’s ownership as of December 31, 2015. GGCP is a manager and a member of GGCP Holdings which is the controlling shareholder of GBL. GBL is the parent company for a variety of companies engaged in the securities business, including GAMCO, Gabelli Funds, and GSI. GSI is an investment manager and the parent company of Gabelli & Company which is classified as a registered broker-dealer under the SEC Act. GAMCO, Gabelli Funds, and Teton Advisors are each investment advisors, and each of these entities is registered under the Advisers Act. GBL, GAMCO, and Gabelli & Company are New York corporations. GGCP is a Wyoming corporation and GGCP Holdings is a Delaware limited liability corporation. GSI and Teton Advisors are Delaware corporations and Gabelli Funds is a New York limited liability company. MJG Associates is a Connecticut corporation, and the Foundation is a Nevada corporation. Mario J. Gabelli is the controlling stockholder and Chief Executive Officer and director of GGCP. Mario J. Gabelli is also the Chairman and Chief Executive Officer of GBL. Mario J.Gabelli is also a member of GGCP Holdings. Mario J. Gabelli is also deemed to be the controlling shareholder of Teton Advisors through his control of GGCP and MJG-IV. The Gabelli Reporting Parties do not admit that they constitute a group.

According to the Schedule 13D filing, Gabelli Funds beneficially owns 1,919,280 shares of Common stock (4.77%) and has sole voting and dispositive power over the shares, while GAMCO beneficially owns 2,069,863 shares (5.14%) and maintains sole dispositive power over 2,069,863 shares, but only has the power to vote 1,942,863 shares of Common Stock. MJG-IV beneficially owns 4,000 shares (0.01%) and has sole voting and dispositive power over the shares, and Mario J. Gabelli beneficially owns 8,000 shares (0.02%) and has sole voting and dispositive power over the shares. According to the filing, the aggregate amount beneficially owned by the Gabelli Reporting Parties is 4,001,143 shares (9.94%) as of November 14, 2011. According to updated 13F filings dated February 5, 2016, the Gabelli Reporting Parties owned 3,706,677 shares (9.16%) of Common Stock as of December 31, 2015.
Mario Gabelli is deemed to have beneficial ownership of the Common Stock owned by each of the Reporting Parties. GSI is deemed to have beneficial ownership of the Common Stock owned by Gabelli & Company. GBL and GGCP are deemed to have beneficial ownership of the Common Stock owned beneficially by each of the foregoing persons other than Mario Gabelli and the Foundation.
(3)
Information regarding ownership of Common Stock by T. Rowe Price Associates, Inc. (“Price Associates”) is included herein in reliance on information set forth in Amendment No. 13 in Schedule 13G/A filed on February 9, 2016, with the SEC, reflecting ownership as of December 31, 2015. Price Associates is an Investment Adviser registered under Section 203 of the Investment Advisors Act of 1940. According to the filing, Price Associates beneficially owns 3,590,441 shares (8.80%) of Common Stock as of December 31, 2015. These securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and or sole power to vote the securities. For purposes of the reporting requirements of the SEC Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Price Associates maintains sole dispositive power over 3,590,441 shares of Common Stock, but only has sole voting power over 710,711 shares of Common Stock.

(4)
Information regarding ownership of Common Stock by the Vanguard Group, Inc (“Vanguard”), Vanguard Fiduciary Trust Company (“VFTC”) and Vanguard Investments Australia, LTD. (“VIA”) is included herein in reliance on information set forth in Amendment No. 5 in Schedule 13G/A filed with the SEC on February 11, 2016 reflecting ownership as of December 31, 2015. Vanguard is a Pennsylvania parent company of VFTC and VIA is classified as an Investment Advisor in accordance with Rule 13d-1(b)(1)(ii)(E) as defined in Section 240 of the SEC Act. According to the filing, Vanguard beneficially owns 3,186,093 shares (7.88%) of the Common Stock with sole dispositive power over

      El Paso Electric Company 2016 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
3,133,293 shares, shared dispositive power over 52,800 shares and sole voting power over 55,000 shares of Common Stock. VFTC, a wholly-owned subsidiary of Vanguard is the beneficial owner of 49,500 shares (0.12%) of Common Stock. VIA, a wholly-owned subsidiary of Vanguard is the beneficial owner of 8,800 shares (0.02%) of Common Stock.
(5)
Information regarding ownership of Common Stock by Fuller & Thaler Asset Management, Inc. is included herein in reliance on information set forth in Schedule 13G filed with the SEC on February 12, 2016 reflecting ownership as of December 31, 2015. Fuller & Thaler is classified as an Investment Advisor in accordance with Rule 13d-1(b)(1)(ii)(E) as defined in Section 240 of the SEC Act. According to the filing, Fuller & Thaler beneficially owns 2,443,171 shares (6.00%) of the Common Stock with sole dispositive power over 2,443,171 shares, and sole voting power over 2,377,671 shares of Common Stock.

(6)
Information regarding ownership of Common Stock by FMR LLC, Fidelity Management & Research Company (“Fidelity”), is included herein in reliance on information set forth in Schedule 13G filed with the SEC on February 12, 2016, reflecting ownership as of December 31, 2015. FMR LLC is a parent holding company of Fidelity Management & Research Company (“Fidelity”), in accordance with Rule 13d-1(b)(1)(ii)(G) as defined in Section 240 of the SEC Act. According to the filing, FMR LLC beneficially owns 2,194,021 shares (5.43%) of the Common Stock with sole dispositive power over 2,194,021 shares and sole voting power over 600 shares of Common Stock.

(7)
Includes (i) 25,331 shares of Common Stock over which Ms. Allen has sole voting and investment power; and (ii) 3,500 shares of restricted Common Stock over which she has voting power but no investment power.

(8)
Includes (i) 38,500 shares of Common Stock over which Mr. Brown has sole voting and investment power; and (ii) 3,500 shares of restricted Common Stock over which he has voting power but no investment power.

(9)
Includes (i) 56,779 shares of Common Stock over which Mr. Cicconi has sole voting and investment power; and (ii) 3,500 shares of restricted Common Stock over which he has voting power but no investment power.

(10)
Includes (i) 13,335 shares of Common Stock over which Mr. Escudero has sole voting and investment power; and (ii) 3,500 shares of restricted Common Stock over which he has voting power but no investment power.

(11)
Includes (i) 49,132 shares of Common Stock over which Mr. Harris has sole voting and investment power; and (ii) 3,500 shares of restricted Common Stock over which he has voting power but no investment power.

(12)
Includes (i) 23,302 shares of Common Stock over which Ms. Holland-Branch has sole voting and investment power; and (ii) 3,500 shares of restricted Common Stock over which she has voting power but no investment power.

(13)
Includes (i) 14,550 shares of Common Stock over which Mr. Hunt has sole voting and investment power; and

(ii) 3,500 shares of restricted Common Stock over which he has voting power but no investment power.
(14)
Includes (i) 43,950 shares of Common Stock over which Mr. Siegel has sole voting and investment power; (ii) 3,500 shares of restricted Common Stock over which he has voting power but no investment power; and (iii) 8,975 shares of Common Stock held by spouse over which he has no voting or investment power.

(15)
Includes (i) 40,073 shares of Common Stock over which Mr. Wertheimer has sole voting and investment power; and (ii) 3,500 shares of restricted Common Stock over which he has voting power but no investment power.

(16)
Includes (i) 8,500 shares of Common Stock over which Mr. Yamarone has sole voting and investment power; and (ii) 3,500 shares of restricted Common Stock over which he has sole voting power but no investment power.

(17)
Includes 46,445 shares of Common Stock over which Mr. Shockley has sole voting and investment power.

(18)
Includes (i) 8,611 shares of Common Stock over which Ms. Kipp has sole voting and investment power; and (ii) 17,092 shares of restricted Common Stock over which she has sole voting power but no investment power; and (iii) 27,624 shares of restricted stock with a performance condition over which she has voting power but no investment power.

(19)
Includes (i) 7,688 shares of Common Stock over which Mr. Hirschi has sole voting and investment power; and (ii) 7,056 shares of restricted Common Stock over which he has voting power but no investment power.

(20)
Includes (i) 15,070 shares of Common Stock over which Mr. Buraczyk has sole voting and investment power; and (ii) 5,820 shares of restricted Common Stock over which he has voting power but no investment power.

(21)
Includes (i) 19,022 shares of Common Stock over which Mr. Miracle has sole voting and investment power; and (ii) 4,948 shares of restricted Common Stock over which he has voting power but no investment power.

(22)
Includes (i) 6,374 shares of Common Stock over which Mr. Stiller has sole voting and investment power; and (ii) 4,328 shares of restricted Common Stock over which he has voting power but no investment power.

(23)
Includes (i) 0 shares over which the other executive officers have sole voting and investment power; and (ii) 10,681 shares of restricted Common Stock over which they have voting power but no investment power.

(24)
Includes (i) 416,662 shares of Common Stock over which the directors and executive officers have sole voting and investment power; (ii) 84,925 shares of restricted Common Stock over which they have voting power but no investment power; and) 27,624 shares of restricted stock with a performance condition over which the individual has voting power but no investment power, and (iv) 8,975 shares of Common Stock held by a spouse which has no voting or investment power.

El Paso Electric Company 2016 Proxy Statement

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the SEC Act requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.
The Company believes that, during and for the fiscal year ended December 31, 2015, its directors, executive officers and holders of more than 10% of the outstanding shares of Common Stock complied with all Section 16(a) filing requirements.

SHAREHOLDER PROPOSALS AND
DIRECTOR NOMINATIONS
FOR 2017 ANNUAL MEETING OF SHAREHOLDERS
Under certain circumstances, shareholders are entitled to present proposals at shareholders meetings. To be eligible for inclusion in the Proxy Statement for the Company’s 2017 Annual Meeting of Shareholders, a shareholder proposal must be received at the Company’s principal executive offices on or prior to December 8, 2016. The Company will consider only those proposals which meet the requirements of applicable SEC rules. Under the Company’s Bylaws, in order for a shareholder proposal that is not included in the Proxy Statement to be properly brought before the annual meeting of shareholders, notice of the proposal must be received at the Company’s principal executive offices at least 80 days prior to the scheduled date of the annual meeting. A shareholder’s notice should list each proposal and a brief description of the business to be brought before the meeting; the name and address of the shareholder proposing such business; the class and number of shares held by the shareholder; and any material interest of the shareholder in the business. If a shareholder wishes to nominate a director, the shareholder must provide the nomination to the Nominating and Corporate Governance Committee in advance in writing at the Company’s principal offices pursuant to the notice provisions provided in the Company’s Bylaws. For more details see “Evaluation of Director Nominees” above.

OTHER BUSINESS
The Board knows of no business, other than as stated in the Notice of Annual Meeting of Shareholders, which will be presented for consideration at the Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares of Common Stock represented thereby on such matters in accordance with their discretion and judgment as to the best interests of the Company.

ANNUAL REPORT
The Company’s 2015 Annual Report, which includes financial statements, but which does not constitute a part of the proxy solicitation material, accompanies this Proxy Statement.

      El Paso Electric Company 2016 Proxy Statement

DELIVERY OF PROXY STATEMENT
Pursuant to the rules adopted by the SEC, the Company has elected to provide access to the proxy materials over the Internet. Accordingly, the Company sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders of record and beneficial owners. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or may request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
EL PASO ELECTRIC COMPANY
By Order of the Board of Directors
Jessica Goldman
Corporate Secretary
Dated: April 15, 2016
El Paso Electric Company 2016 Proxy Statement

FSC

El Paso Electric

EL PASO ELECTRIC COMPANY
INVESTOR RELATIONS

El Paso Electric

EL PASO ELECTRIC COMPANY
100 N. STANTON
P.O. BOX 982
EL PASO, TX 79901

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 25, 2016. Have your proxy card in hand when you access the web-site and follow the instructions to obtain your records and create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by El Paso Electric Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in the future.

VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 25, 2016. Have your proxy card in hand when you call and follow the instructions provided by the recorded message.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E02788-P75441 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EL PASO ELECTRIC COMPANY

The Board of Directors recommends you vote FOR the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) JOHN ROBERT BROWN
02) JAMES W. CICCONI
03) MARY E. KIPP
04) THOMAS V. SHOCKLEY, III

The Board of Directors recommends you vote FOR proposals 2 and 3:

	For	Against	Abstain
2. Ratify the selection of KPMG LLP as the Company's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2016.	☐	☐	☐
3. To approve, by non-binding vote, executive compensation.	☐	☐	☐

The Board of Directors recommends you vote FOR 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. To approve, by non-binding vote, frequency of executive compensation votes.	☐	☐	☐	☐

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted as recommended by the Board of Directors as indicated above. If any other routine matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date